                                                                   EXHIBIT 2.1


                 AGREEMENT OF MERGER AND PLAN OF REORGANIZATION

                                      AMONG

                             IMAGEWARE SYSTEMS, INC.

                                 (THE "COMPANY")

                           ITC ACQUISITION CORPORATION

                                   ("NEWCO"),

                         IMAGING TECHNOLOGY CORPORATION

                          (THE "SURVIVING CORPORATION")

                                       AND

                CERTAIN STOCKHOLDERS OF THE SURVIVING CORPORATION



                                   DATED AS OF

                                  JULY 6, 2000



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ARTICLE 1           TERMS OF MERGER...............................................................................1
         1.1        The Merger....................................................................................1
         1.2        Closing Date of the Merger....................................................................2
         1.3        Certificate of Incorporation of the Surviving Corporation.....................................2
         1.4        Bylaws of the Surviving Corporation...........................................................2
         1.5        Board of Directors and Officers of the Surviving Corporation..................................2
         1.6        Consideration; Cancellation of Company Common Stock...........................................2
         1.7        Exchange Ratio................................................................................3
                    (a)      Designated Company Stock Price.......................................................3
         1.8        Conversion of Newco Common Stock..............................................................3
         1.9        No Fractional Shares..........................................................................3
         1.10       Escrow........................................................................................3
         1.11       Exchange of Shares; Stock Transfer Books......................................................3
         1.12       Treasury and Other Stock......................................................................4
         1.13       Dissenting Shares.............................................................................4

ARTICLE 2           REPRESENTATIONS AND WARRANTIES OF THE SURVIVING
                    CORPORATION AND STOCKHOLDERS..................................................................4
         2.1        Organization and Good Standing................................................................4
         2.2        Subsidiaries..................................................................................5
         2.3        Capital Structure of the Surviving Corporation................................................5
         2.4        Authorization and Approvals...................................................................5
         2.5        No Violations.................................................................................6
         2.6        Taxes.........................................................................................6
         2.7        Transactions with Affiliates..................................................................7
         2.8        Financial Statements..........................................................................8
         2.9        Title to Properties...........................................................................8
         2.10       Real Property.................................................................................8
         2.11       Leases........................................................................................9
         2.12       Fixed Assets..................................................................................9
         2.13       Intellectual Property.........................................................................9
         2.14       Accounts Receivable..........................................................................11
         2.15       Licenses and Permits.........................................................................11
         2.16       Insurance....................................................................................12
         2.17       Absence of Certain Changes...................................................................12
         2.18       Contracts....................................................................................14
         2.19       Client and Supplier Relationships............................................................15
         2.20       Compliance With Laws.........................................................................15
         2.21       No Undisclosed Liabilities...................................................................15
         2.22       Employees....................................................................................16
         2.23       Litigation...................................................................................16
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         2.24       Environmental Matters........................................................................17
                    (a)      Definitions.........................................................................17
                    (b)      Compliance and Liability............................................................18
                    (c)      Releases and Environmental Conditions...............................................18
                    (d)      Environmental Audits................................................................18
                    (e)      Potentially Responsible Party.......................................................18
                    (f)      Notice of Violation.................................................................18
                    (g)      Notices, Warnings and Records.......................................................18
         2.25       Employee Benefits............................................................................19
         2.26       Bank Accounts................................................................................20
         2.27       Corporate Records............................................................................20
         2.28       Accounting Records...........................................................................21
         2.29       Affiliates...................................................................................21
         2.30       Brokers and Finders..........................................................................21
         2.31       Inventory....................................................................................21
         2.32       Year 2000 Compliance.........................................................................21
         2.33       Government Contracts.........................................................................21
         2.34       Product Liability and Warranties.............................................................22
         2.35       Absence of Certain Payments..................................................................22
         2.36       Absence of Offer.............................................................................22
         2.37       Title to Shares..............................................................................22
         2.38       Authorization and Approvals..................................................................22
         2.39       No Violations................................................................................23
         2.40       Disclosure...................................................................................23

ARTICLE 3           REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND NEWCO......................................23
         3.1        Organization and Power; Foreign Qualification................................................23
         3.2        Capital Structure of the Company and Newco...................................................23
         3.3        Authorization and Enforceability of Agreements...............................................24
         3.4        No Conflicts.................................................................................24
         3.5        Financial Statements and Commission Reports..................................................24
         3.6        Brokers and Finders..........................................................................25
         3.7        Exchange Shares..............................................................................25
         3.8        No Material Adverse Changes..................................................................25
         3.9        Representations Required for Tax-Free Reorganization.........................................25

ARTICLE 4           COVENANTS OF THE SURVIVING CORPORATION AND STOCKHOLDERS......................................28
         4.1        Covenants Pending Closing....................................................................28
         4.2        Consents and Approvals; Fulfillment of Conditions............................................30
         4.3        Notice.......................................................................................31
         4.4        Access.......................................................................................31
         4.5        Accounting and Tax Treatment.................................................................31
         4.6        Publicity....................................................................................32
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ARTICLE 5           COVENANTS OF THE COMPANY AND NEWCO...........................................................32
         5.1        Consents and Approvals; Fulfillment of Conditions............................................32
         5.2        Notice.......................................................................................32
         5.3        Publicity....................................................................................32

ARTICLE 6           ADDITIONAL PRE-CLOSING COVENANTS OF THE PARTIES..............................................32
         6.1        Pooling of Interests.........................................................................32

ARTICLE 7           CONDITIONS TO CLOSING BY THE COMPANY AND NEWCO...............................................32
         7.1        Accuracy of Representations and Warranties; Performance of Covenants.........................33
         7.2        Consents.....................................................................................33
         7.3        Stockholder Approval.........................................................................33
         7.4        No Litigation................................................................................33
         7.5        Corporate Resolutions........................................................................33
         7.6        Adverse Changes..............................................................................33
         7.7        Opinion of Counsel...........................................................................33
         7.8        Legislation..................................................................................33
         7.9        Employment, Noncompetition and Nondisclosure Agreements......................................34
         7.10       Investment Letter............................................................................34
         7.11       Pooling Opinion..............................................................................34
         7.12       Escrow Agreement.............................................................................34
         7.13       Transactions with Affiliates.................................................................34

ARTICLE 8           CONDITIONS TO CLOSING BY THE SURVIVING CORPORATION...........................................34
         8.1        Accuracy of Representations and Warranties; Performance of Covenants by the
                    Company and Newco............................................................................34
         8.2        Consents and Approvals.......................................................................35
         8.3        No Litigation................................................................................35
         8.4        Corporate Resolutions........................................................................35
         8.5        Adverse Changes..............................................................................35
         8.6        Legislation..................................................................................35
         8.7        Escrow Agreement.............................................................................35

ARTICLE 9           TERMINATION OF AGREEMENT.....................................................................35
         9.1        Termination..................................................................................35
         9.2        Effect of Termination........................................................................35
         9.3        Costs and Expenses...........................................................................36

ARTICLE 10          CLOSING......................................................................................36
         10.1       The Closing..................................................................................36
         10.2       Further Acts.................................................................................36
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ARTICLE 11          SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND
                    RELATED AGREEMENTS: INDEMNIFICATION..........................................................36
         11.1       General Liability Period.....................................................................36
         11.2       Tax Liability Period.........................................................................36
         11.3       Indemnity by the Stockholders................................................................36
         11.4       Tax Indemnity................................................................................37
         11.5       Indemnity by the Company.....................................................................38
         11.6       Limitations..................................................................................39
         11.7       Maximum Aggregate Liability of Stockholders as a Group.......................................39
         11.8       Notice of Indemnification; Legal Representation..............................................39
         11.9       Third Party Claims...........................................................................39

ARTICLE 12          POST-CLOSING COVENANTS.......................................................................40
         12.1       Resale.......................................................................................40
         12.2       Election to Company's Board of Directors.....................................................40

ARTICLE 13          STOCKHOLDER REPRESENTATIVES..................................................................40
         13.1       Appointment..................................................................................40
         13.2       Appointment Irrevocable......................................................................41
         13.3       Stockholder Representatives Held Harmless....................................................41
         13.4       Duration; Succession.........................................................................41

ARTICLE 14          GENERAL PROVISIONS...........................................................................41
         14.1       Entire Agreement; Modifications; Waiver......................................................41
         14.2       Severability.................................................................................42
         14.3       Successors and Assigns.......................................................................42
         14.4       Counterparts.................................................................................42
         14.5       Governing Law................................................................................42
         14.6       Notices......................................................................................42
         14.7       Expenses.....................................................................................43
         14.8       Recovery of Litigation Costs.................................................................43
         14.9       Confidentiality..............................................................................43
         14.10      No Third Parties Benefited...................................................................44
         14.11      Recitals, Schedules and Exhibits.............................................................44
         14.12      Section Headings.............................................................................44
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                                          iv

                                  EXHIBIT INDEX

Exhibit A              Escrow Agreement

Exhibit B              Investment Letter

Exhibit C              Form of Employment Agreement

Exhibit D              Form of Noncompetition Agreements

                                   SCHEDULES



Schedule 1.6(6)           Options

Schedule 2.1              Foreign Qualification

Schedule 2.2              Subsidiaries

Schedule 2.3              Stockholders

Schedule 2.4              Authorizations and Approvals

Schedule 2.5              Violations

Schedule 2.6              Tax Matters

Schedule 2.7              Affiliate Transactions

Schedule 2.8              Financial Statements

Schedule 2.9              Liens

Schedule 2.10             Real Property

Schedule 2.11             Leases

Schedule 2.12             Fixed Assets

Schedule 2.13(a)          Trademarks

Schedule 2.13(b)          Patents

Schedule 2.13(c)          Copyrights

Schedule 2.13(d)          Proprietary Rights Agreements

Schedule 2.13(e)          Computer Software and Hardware

Schedule 2.14             Accounts Receivable

Schedule 2.15             Licenses and Permits

Schedule 2.16             Insurance

Schedule 2.17             Changes

Schedule 2.18(a)          Contracts

Schedule 2.18(b)          Fixed Price Client Contracts

Schedule 2.20             Compliance with Laws

                              SCHEDULES


Schedule 2.21             Liabilities

Schedule 2.22             Employees and Bonuses

Schedule 2.23             Litigation

Schedule 2.24             Environmental Compliance

Schedule 2.25             Employee Benefits

Schedule 2.26             Bank Accounts

Schedule 2.29             Affiliates

Schedule 2.30             Title to Shares

Schedule 2.31             Engagement Letter

Schedule 2.32             Year 2000 Compliance

Schedule 7.9              Employment Agreements; Noncompetition Agreements

                                    SCHEDULES


         THIS AGREEMENT OF MERGER AND PLAN OF REORGANIZATION (the "Agreement") is entered into as of July 6, 2000, by and among ImageWare Systems, Inc., a California corporation (the "Company"), ITC Acquisition Corporation, a Delaware corporation ("Newco"), and Imaging Technology Corporation, a Delaware corporation (the "Surviving Corporation") and the stockholders of the Surviving Corporation listed on the signature page attached hereto (the "Stockholders").



                                    RECITALS

         WHEREAS, the Company owns all of the issued and outstanding shares of the common stock of Newco; and

         WHEREAS, the parties intend that, subject to the terms and conditions hereinafter set forth, Newco be merged with and into the Surviving Corporation pursuant to this Agreement; and

         WHEREAS, upon the Merger, the outstanding shares of the Common Stock of the Surviving Corporation, par value $.01 per share ("Surviving Corporation Common Stock") will be converted into the right to receive shares of the Common Stock of the Company ("Company Common Stock"); and

         WHEREAS, the parties hereto intend that this Agreement constitutes a Plan of Reorganization and the Merger hereunder qualifies under Section 368(a)(1)(A) and Section 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended (the "Code"); and

         WHEREAS, the respective Boards of Directors of the Company, Newco and the Surviving Corporation have approved the Merger pursuant to this Agreement, and

         NOW, THEREFORE, in order to consummate the Merger and in consideration of the mutual representations, warranties and agreements contained herein, the parties hereto agree as follows:


                                    ARTICLE 1

                                 TERMS OF MERGER

         1.1 THE MERGER. Subject to the terms and conditions of this Agreement and the laws of the State of California and the State of Delaware on the Closing Date (as defined in SECTION 10.1), Newco shall be merged with and into the Surviving Corporation. Following the Merger, the separate corporate existence of Newco shall cease, and the Surviving Corporation, under the name "Imaging Technology Corporation" shall continue as the Surviving Corporation and shall be governed by the laws of the State of Delaware. Newco and the Company are sometimes collectively referred to as the "Constituent Corporations."

         1.2 CLOSING DATE OF THE MERGER. The Merger shall become effective at the close of business on the Closing Date, or at such other time on such date the parties may agree, on which date a Certificate of Merger shall be duly executed, acknowledged or verified and filed with the Delaware Secretary of State in accordance with the Delaware General Corporation Law. The time the Merger becomes effective in accordance with the Delaware General Corporation Law is the "Effective Time."

         1.3 CERTIFICATE OF INCORPORATION OF THE SURVIVING CORPORATION. At the Closing Date and without any further action on the part of the parties, the Certificate of Incorporation of Newco shall be the Certificate of Incorporation of the Surviving Corporation. Such Certificate of Incorporation may thereafter be altered, amended or repealed in accordance with the provisions thereof or applicable law.

         1.4 BYLAWS OF THE SURVIVING CORPORATION. At the Closing Date and without any further action on the part of the parties, the Bylaws of Newco shall be and remain the Bylaws of the Surviving Corporation, until altered, repealed or amended in accordance with the provisions thereof and applicable law.

         1.5 BOARD OF DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION. At the Closing Date, the officers and directors of Newco as of such date shall be the officers and directors of the Surviving Corporation, each of such persons to hold office, subject to the applicable provisions of the Certificate of Incorporation and Bylaws of the Surviving Corporation, and applicable law, until a successor is duly elected or qualified.

         1.6      CONSIDERATION; CANCELLATION OF COMPANY COMMON STOCK

                  (a) By virtue of the Merger and without any action on the part of the holder thereof, each share of the Surviving Corporation's Common Stock issued and outstanding immediately prior to the Effective Time shall be canceled and all rights in respect thereof shall cease to be outstanding, excepting the right to be converted into 625,000 shares of Company Common Stock ("Exchange Shares"), upon surrender of certificates representing such shares to the Surviving Corporation, less any Escrowed Shares, or rights in respect of dissenting shares in accordance with SECTION 1.13.

                  (b) The Company shall issue options to purchase Company Common Stock to the individuals and in the amounts set forth on SCHEDULE 1.6(b). All options of the Surviving Corporation shall be cancelled.

                  (c) The consideration shall be delivered to the Stockholders promptly upon receipt by the Surviving Corporation of a certificate evidencing ownership of Company Common Stock, accompanied by a letter of transmittal, provided that the Exchange Shares issued upon surrender of the certificate or agreement shall not include those shares subject to the Escrow. The Company shall use reasonable best efforts to cause all Exchange Shares (excluding Escrow Shares) to be available for issuance immediately following the Effective Time.

         1.7      EXCHANGE RATIO

                  (a) "DESIGNATED COMPANY STOCK PRICE" shall mean the average of the closing sale prices (last trade) of Company Common Stock on the American Stock Exchange for the twenty (20) trading days ending with the trading day immediately preceding the Closing Date.

                  (b) Cash in lieu of fractional shares shall be paid based on the Designated Company Stock Price.

         1.8 CONVERSION OF NEWCO COMMON STOCK. The shares of common stock of Newco, par value $0.01 per share (the "Newco Common Stock"), outstanding immediately prior to the Merger shall, by virtue of the Merger and without any further action on the part of the holder thereof, automatically be converted into and thereafter represent 1,000 validly issued, fully paid and nonassessable shares of Surviving Corporation Common Stock.

         1.9 NO FRACTIONAL SHARES. No fractional share of Company Common Stock will be issued in the Merger, but, in lieu thereof, each holder of Surviving Corporation Common Stock who would otherwise be entitled to a fraction of a share of Company Common Stock (after aggregating all fractional shares of Company Common Stock to be received by such holder) will be entitled to receive from the Company an amount of cash (rounded to the nearest whole cent) equal to the product of (a) the fraction multiplied by (b) the Designated Company Stock Price pursuant to SECTION 1.7.

         1.10 ESCROW. Upon approval by the Stockholders of the Surviving Corporation of the Merger Agreement and the Merger, all Stockholders shall be deemed to have irrevocably appointed Charles Benz and Ronald Wilfert (the "Stockholder Representatives") to act as their attorney-in-fact on behalf of such Stockholders. Prior to the Closing Date, the Company, the Surviving Corporation and the Stockholder Representatives shall enter into an agreement with Imperial Bank, as escrow agent (the "Escrow Agent"), substantially in the form of Exhibit A hereto (the "Escrow Agreement"). At the Closing Date or as soon as practicable thereafter, the Company shall deposit in escrow an aggregate number of 156,250 shares of Company Common Stock (the "Escrow Shares"). In the event the Stockholders are required to indemnify the Company, Newco or their affiliates for breaches of representations, warranties or covenants set forth in this Agreement, the Company may claim the Escrow Shares from the Escrow Agent in accordance with the terms and conditions of the Escrow Agreement. The Escrow Shares shall be released eighteen (18) months after the Closing Date less (i) any Company Recoverable Losses (as defined in SECTION 11.3) or (ii) pending claims.

         1.11 EXCHANGE OF SHARES; STOCK TRANSFER BOOKS. On the Closing Date of the Merger, each holder of an outstanding certificate or certificates theretofore representing shares of Surviving Corporation Common Stock (other than dissenting shares, if any) shall be entitled, upon surrender of such certificate or certificates to the Company, to receive as a distribution in respect of each share represented by such certificate or certificates, Exchange Shares and cash in lieu of fractional shares in accordance with SECTIONS 1.6 and
1.9. The cash payment shall be made by corporate check of the Company made payable to the holder of record of Company Common Stock or the Option Holder. At the Closing Date of the Merger, there shall be no further registry of transfers on the records in respect of Company Common Stock outstanding immediately prior to the Closing Date of the Merger. If any payment of cash in lieu of fractional shares is to be made in the form of a check payable to a name other than that in which the certificate for Surviving Corporation Common Stock surrendered is registered, or if Exchange Shares are to be issued in a name other than that in which the certificate for Surviving Corporation Common Stock surrendered is registered, it shall be a condition of such distribution that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such payment or Exchange Shares shall pay to the Company any transfer or other tax required, or shall establish to the satisfaction of the Company that such taxes have been paid or are not applicable. If, after the Closing Date of the Merger, certificates are presented to the Company, they shall be canceled and exchanged for Exchange Shares or cash in lieu of fractional shares as provided herein.

         1.12 TREASURY AND OTHER STOCK. All shares of Surviving Corporation Stock which are held by the Surviving Corporation as treasury shares shall cease to exist as of the Closing Date, without any conversion thereof or exchange with respect thereto.

         1.13 DISSENTING SHARES. Notwithstanding anything in this Agreement to the contrary, Stockholders who have properly exercised, perfected and not subsequently withdrawn or lost their appraisal rights with respect thereto in accordance with Massachusetts and Delaware General Corporation Law (the "Dissenting Shares") shall not have any of such shares converted into the right to receive, or become exchangeable for, their applicable portion of Company Common Stock. The holders of such shares shall be entitled to receive payment of the fair value or fair market value, as the case may be, of such shares in accordance with the provisions of the applicable Sections of the Delaware General Corporation Law unless and until such holder fails to perfect or shall have effectively withdrawn or lost their dissenters' rights. If, after the Closing Date, any such holder fails to perfect or shall have effectively withdrawn or lost such right, each of such Stockholder's shares shall thereupon be treated as if it had been converted into the right to receive, and become exchangeable for, at the Closing Date, the applicable portion of the Company Common Stock, without interest thereon, as provided in SECTION 1.6, plus cash in lieu of fractional shares, as provided in SECTION 1.9.

                                    ARTICLE 2

                        REPRESENTATIONS AND WARRANTIES OF
                   THE SURVIVING CORPORATION AND STOCKHOLDERS

         The Surviving Corporation and the Stockholders, jointly and severally, represent and warrant to the Company and Newco as follows:

         2.1 ORGANIZATION AND GOOD STANDING. The Surviving Corporation is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Except as set forth on SCHEDULE 2.1, the Surviving Corporation is duly qualified to transact business and is in good standing in the Commonwealth of Massachusetts and in every other jurisdiction in which the character of its business makes such qualification necessary, except for where the failure to be so qualified would not have a material adverse effect on the Surviving Corporation or its business, assets, properties, prospects, financial condition or results of operations (a "Material Adverse Effect"), all of which jurisdictions are listed on SCHEDULE 2.1 attached hereto. Except as set forth on SCHEDULE 2.1, the Surviving Corporation has all necessary corporate power and authority, including all necessary licenses and permits, to carry on its business as it is now being conducted, and to own or lease and operate its properties and assets. Complete current and correct copies of the Certificate of Incorporation and Bylaws of the Surviving Corporation, all as amended to date, stock ledgers, minute books and all other organizational documents of the Surviving Corporation have been made available to the Company and, as updated, will be made available to the Company prior to the Closing Date. The Surviving Corporation is not in violation of any provision of its Certificate of Incorporation or Bylaws.

         2.2 SUBSIDIARIES. Except as set forth on SCHEDULE 2.2, the Surviving Corporation does not, directly or indirectly, own or control any interest or investment (whether equity or debt) in any corporation, partnership, limited liability company, joint venture, business organization, trust or other entity.

         2.3 CAPITAL STRUCTURE OF THE SURVIVING CORPORATION. The authorized capital stock of the Surviving Corporation consists of One Million (1,000,000) shares of common stock ("Surviving Common Stock"), of which (i) Eight Hundred Thousand (800,000) are designated Class A voting stock, $.01 par value, 507,500 shares of which are issued and outstanding and (ii) Two Hundred Thousand (200,000) are designated Class B Common non-voting stock, $.01 par value, none of which are issued and outstanding, all of such shares are owned of record and beneficially as set forth on SCHEDULE 2.3. Except for any of the transactions contemplated pursuant to this Agreement and as set forth on SCHEDULE 2.3, there are no options, warrants, convertible debt or securities, calls, agreements, arrangements, commitments, understandings or other rights to purchase any of the Surviving Corporation capital stock or securities convertible into or exchangeable for any such capital stock. All of such shares have been issued in transactions exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), and the Surviving Corporation has not violated the Securities Act or any state securities or blue sky laws in connection with the issuance of any such shares. All of the outstanding shares of capital stock of the Surviving Corporation have been duly authorized, validly issued and are fully paid and nonassessable.

         2.4 AUTHORIZATION AND APPROVALS. The Surviving Corporation has all requisite corporate power and corporate authority to enter into this Agreement and to perform its obligations hereunder. This Agreement has been, or will be prior to the Closing Date, duly executed and delivered by the Surviving Corporation and constitutes the legal, valid and binding obligation of the Surviving Corporation, enforceable in accordance with its terms, except as may be limited by bankruptcy, reorganization, insolvency, moratorium or other laws relating to or affecting the enforcement of creditors' rights and remedies generally, and except as enforcement may be limited by general principles of equity. This Agreement has been duly and validly authorized by and approved by all requisite corporate action on the part of the Surviving Corporation's Board of Directors and its Stockholders. To the knowledge of the Surviving Corporation, except as set forth in SCHEDULE 2.4 hereto, no further approvals or consents by, or filings with, any federal, state, municipal, foreign or other court or governmental or administrative body, agency or other third party is required in connection with the execution and delivery by the Surviving Corporation of this Agreement, or the consummation by the Surviving Corporation of the transactions contemplated hereby, except for filing the Certificate of Merger with the Delaware Secretary of State and except for those which, if not obtained, would not have a material adverse impact on the ability of the Surviving Corporation to perform its business as currently conducted or the ability of the Surviving Corporation to execute and deliver this Agreement or to consummate the transactions contemplated hereby.

         2.5 NO VIOLATIONS. Except as set forth on SCHEDULE 2.5 attached hereto, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (a) violate any provision of the Certificate of Incorporation or the Bylaws of the Surviving Corporation, (b) violate, or be in conflict with, or constitute a default (or other event which, with the giving of notice or lapse of time or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration under any of the terms, conditions or provisions of any material lease, license, promissory note, contract, agreement, mortgage, deed of trust or other instrument or document to which the Surviving Corporation is a party or by which the Surviving Corporation or any of its respective properties or assets may be bound, (c) violate any order, writ, injunction, decree, law, statute, rule or regulation of any court or governmental authority applicable to the Surviving Corporation or any of its respective properties or assets or (d) give rise to a declaration or imposition of any claim, lien, charge, security interest or encumbrance of any nature whatsoever upon any of the assets of the Surviving Corporation.

         2.6      TAXES

                  (a) The Surviving Corporation has filed all Tax Returns (as defined in SECTION 11.4) that are required to be filed by the Surviving Corporation with respect to the activities of the Surviving Corporation, or in which the Surviving Corporation is required to be included for any period ending on or before the Closing Date, which Tax Returns are true, correct and complete in all material respects, and the Surviving Corporation has paid all Taxes (as defined in SECTION 11.4) shown thereon to be due.

                  (b) The Surviving Corporation has paid or caused to be paid within the time and in the manner prescribed by law all Taxes payable or due from and owed by the Surviving Corporation for all periods ending on or prior to the date hereof except for taxes which are accrued but not yet due and payable. All Taxes attributable to current taxable periods through the Closing Date and all taxable periods ending on or before the Closing Date, to the extent not required to be previously paid, have been fully and adequately reserved for (as taxes payable or as accrued taxes) on the Financial Statements (as defined in SECTION 2.8) and the Surviving Corporation will not accrue a Tax liability from the date of the Financial Statements up to and including the Closing Date other than a Tax liability accrued in the ordinary course of business.

                  (c) The Surviving Corporation has not taken any action that would require an adjustment pursuant to Section 481 of the Code, by reason of a change in accounting method or otherwise. The Surviving Corporation has not filed a consent under Section 341(f)(1) of the Code or agreed to have the provisions of Section 341(f)(2) of the Code apply to any disposition of "subsection (f) assets" as such term is defined in Section 341(f)(4) of the Code.

                  (d) No Tax assessment or deficiency which has not been paid or for which an adequate reserve has not been set aside, has been made or proposed against the Surviving Corporation, nor are any of the Tax Returns now being or, to the best knowledge of the Surviving Corporation and Stockholders, threatened to be examined or audited, and no consents waiving or extending any applicable statutes of limitations for the Tax Returns, or any Taxes required to be paid thereunder, have been filed. The Surviving Corporation shall promptly notify the Company of any notice of pending action or proceeding involving Taxes relating to the Surviving Corporation between the date of this Agreement and the Closing Date. All Tax deficiencies determined as a result of any past completed audit have been satisfied. The Surviving Corporation has delivered to the Company complete and correct copies of all audit reports and statements of deficiencies with respect to any tax assessed against or agreed to by the Surviving Corporation for the five (5) most recent taxable periods for which such audit reports and statements of deficiencies have been received by the Surviving Corporation.

                  (e) The Surviving Corporation has collected all sales, use and value added Taxes required to be collected, and has remitted, or will remit on a timely basis, such amounts to the appropriate governmental authorities and has furnished properly completed exemption certificates for all exempt transactions.

                  (f) The Surviving Corporation has properly withheld income and social security or other similar Taxes and paid payroll Taxes with respect to all persons properly characterized as employees for federal, state or local Tax purposes. None of the assets of the Surviving Corporation are subject to any liens in respect of Taxes (other than for current taxes not yet due and payable).

                  (g) The Surviving Corporation is not a party to or bound by any Tax sharing, Tax indemnity or Tax allocation agreement or other similar arrangement.

                  (h) The Surviving Corporation has not made any payments, is not obligated to make any payments and is not a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Section 280(G) of the Code.

                  (i) The Surviving Corporation has delivered to the Company complete and correct copies of all state, local and foreign income or franchise Tax Returns filed by the Surviving Corporation for the three (3) most recent taxable years for which such Tax Returns have been filed immediately preceding the date of this Agreement. Other than with respect to taxes shown on Tax Returns described in this clause, the Surviving Corporation is not subject to any tax imposed on net income in any jurisdiction or by any taxing authority.

         2.7      TRANSACTIONS WITH AFFILIATES. Except as set forth on SCHEDULE
2.7 attached hereto, neither the Stockholders nor any of their Affiliates (as defined in SECTION 2.29 below), has any interest, directly or indirectly, in any lease, lien, contract, license, encumbrance, loan or other agreement to which the Surviving Corporation is a party, any interest (other than as a Stockholder) in any properties or assets of the Surviving Corporation or any interest in any competitor, supplier or customer of the Surviving Corporation. Each transaction set forth on SCHEDULE 2.7 was on terms comparable to those that would be obtained from a third party on an arm's-length basis.

         2.8      FINANCIAL STATEMENTS

                  (a) The Surviving Corporation has delivered to the Company prior to the date hereof, true and complete copies of (i) the unaudited balance sheet of the Surviving Corporation for the period ended March 31, 2000 (the "Surviving Corporation Balance Sheet"), and the related consolidated statement of income, consolidated statement of stockholders' equity and consolidated statement of cash flows for the three (3) months then ended (collectively, the "Interim Financial Statements") and (ii) the unaudited financial statements of the Surviving Corporation as of and for the periods ended December 31, 1997, 1998 and 1999 (including, without limitation, the related consolidated balance sheets, consolidated statements of income, consolidated statements of stockholders' equity, consolidated statements of cash flows and all notes, schedules and exhibits thereto) (collectively with the Interim Financial Statements, the "Financial Statements"), and no changes have been made thereto since the date of delivery. Except as expressly set forth or disclosed in the notes, exhibits or schedules thereto or in SCHEDULE 2.8 hereto, the Financial Statements (i) present fairly, in all material respects, the financial position, results of operations and cash flows of the Surviving Corporation as of and for the periods then ended, (ii) were prepared in accordance with generally accepted accounting principles ("GAAP") (except, in the case of the Interim Financial Statements, for the lack of footnote disclosure and normal year-end adjustments which, in the aggregate, will not be material), (iii) disclose all liabilities, including contingent and/or unmatured liabilities as of the dates thereof, which are required by GAAP to be disclosed thereon.

                  (b) The Financial Statements contain adequate reserves for all inventory which is or is reasonably anticipated to become excess or obsolete, or have no value, based on facts and circumstances existing as of the date hereof and as of the Closing Date, as the case may be.

         2.9 TITLE TO PROPERTIES. The Surviving Corporation has good, valid and marketable title to all properties and tangible and intangible assets which it purports to own (personal and mixed, tangible and intangible), including, without limitation, all the properties and assets listed on SCHEDULES 2.12 and
2.13 attached hereto which it purports to own. Except as set forth on SCHEDULE 2.9, all such properties and assets are free and clear of all title defects or objections, liens, claims, charges, pledges, security interests, easements, title retention agreements or other encumbrances of any kind or nature whatsoever.

         2.10 REAL PROPERTY. The Surviving Corporation does not own any real property, in whole or in part, and does not have any contractual obligation to purchase or acquire any interest in real property. Except as set forth on
SCHEDULE 2.10, (i) all of the buildings, structures and appurtenances situated in whole or in part on any property leased by the Surviving Corporation (the "Leased Property") are in reasonable operating condition and in a state of reasonable maintenance and repair in all material respects, are adequate and suitable for the purposes for which they are presently being used and, with respect to each, the Surviving Corporation has adequate rights of ingress and egress for operation of the business in the ordinary course and consistent with past practice; (ii) none of such buildings, structures or appurtenances (or any equipment therein), nor the operation or maintenance thereof, violates any restrictive covenant or any provision of any federal, state or local law, ordinance, rule or regulation, or encroaches on any property owned by others in any way except for such violations that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Surviving

Corporation; (iii) no condemnation proceeding or other litigation is pending or, to the best knowledge of the Surviving Corporation or the Stockholders, threatened which would preclude or impair the use of any Leased Property by the Surviving Corporation for the purposes for which it is currently used; and (iv) to the knowledge of the Surviving Corporation and the Stockholders, the Surviving Corporation has not violated or failed to hold any valid and effective certificates of occupancy, or certificates relating to electrical work, zoning, other permits and licenses (including building, housing, safety, fire, health and similar permits and approvals) required by applicable law with respect to any Leased Property or the business conducted thereat, except for certificates of occupancy or other certificates that are not material to the business of the Surviving Corporation.

         2.11 LEASES. SCHEDULE 2.11 attached hereto contains a complete, current and correct list of all agreements pursuant to which the Surviving Corporation leases and occupies real or personal property, including all amendments thereto (collectively, the "Leases"). Prior to the date hereof, the Surviving Corporation has delivered to the Company complete, current and correct copies of the Leases, and no changes have been made thereto since the date of delivery. Each of the Leases is valid, binding and enforceable in accordance with its terms. Except as set forth on SCHEDULE 2.11, there are no existing defaults by the Surviving Corporation under any of the Leases and no event has occurred which would constitute a default (or any event which, with the giving of notice or lapse of time or both, would constitute a default) thereunder by the Surviving Corporation.

         2.12 FIXED ASSETS. SCHEDULE 2.12 attached hereto contains a complete, current and correct list of all fixtures, furniture, equipment and machinery owned, leased or used by the Surviving Corporation having or an original cost of $10,000 or more. The fixed assets of the Surviving Corporation (the "Fixed Assets") are in good operating condition and repair, normal wear and tear excepted, and are adequate for the uses to which they are being put. None of the Fixed Assets are in need of maintenance or repairs, except for ordinary, routine maintenance and repairs.

         2.13     INTELLECTUAL PROPERTY.

                  (a) SCHEDULE 2.13(a) hereto sets forth a complete list of all registered and unregistered trademarks, trademark applications, trade names, registered and unregistered service marks, service mark applications, product identifiers and/or trade dresses of any type whatsoever which is, has been or is presently planned to be used in the business of the Surviving Corporation (collectively, the "Marks"). Except as set forth on SCHEDULE 2.13(a), (i) each of the Marks is valid and registered in the name of the Surviving Corporation on the Principal Register of the United States Patent and Trademark Office and in the foreign countries indicated thereon, (ii) the Surviving Corporation and the Stockholders have no knowledge of any infringement of the Marks by others, (iii) the continued use of the Marks in the business of the Surviving Corporation (as the business has heretofore been conducted and as currently planned by the Surviving Corporation) will not result in any infringement of the rights of others in the United States, and neither the Surviving Corporation nor the Stockholders have any knowledge of any such claim as to any Marks registered in the foreign countries identified on SCHEDULE 2.13(a), (iv) the Surviving Corporation is the sole and legal owner of the Marks in the countries indicated on SCHEDULE 2.13(a) and in all other jurisdictions in which the Surviving Corporation uses, has used or plans to use any Mark and, as of the date hereof, neither the Surviving Corporation nor the Stockholders has knowledge of any claim by any other person that such other person is the legal owner of such Marks, (v) the Surviving Corporation has not granted any license or right to use any Mark to any other person, and
(vi) each of the Marks registered in the United States is and has been in use in interstate commerce since the date of first use in the application or any nonuse of such trademark is excused under applicable law.

                  (b) SCHEDULE 2.13(b) hereto sets forth a complete list of all patents, patent applications, inventions, invention disclosures of any type whatsoever which is, has been or is presently planned to be used by the Surviving Corporation, (collectively, the "Patents"). Except as set forth on
SCHEDULE 2.13(b), (i) each of the Patents is valid and registered in the name of the Surviving Corporation in the United States Patent and Trademark Office and in the foreign countries indicated thereon, (ii) neither the Surviving Corporation nor the Stockholders have knowledge of any infringement of the Patents by others, (iii) the continued use of the Patents by the Surviving Corporation (as the business of the Surviving Corporation has heretofore been conducted and as currently planned by the Surviving Corporation) will not result in any infringement of the rights of others in the United States, and the Surviving Corporation and the Stockholders have no knowledge of any such claim as to any Patents registered in the foreign countries identified on SCHEDULE 2.13(b), (iv) the Surviving Corporation is the sole and legal owner of the Patents in the countries indicated on SCHEDULE 2.13(b) and in all other jurisdiction in which the Surviving Corporation uses, has used or plans to use any Patent and, as of the date hereof, neither the Surviving Corporation nor the Stockholders have knowledge of any claim by any other person or entity that such other person or entity is the legal owner of such Patents.

                  (c) SCHEDULE 2.13(c) hereto sets forth a complete list of all registered and unregistered copyrights of any type whatsoever which is, has been or is presently planned to be used in the business of the Surviving Corporation (the "Copyrights"). Except as set forth on SCHEDULE 2.13(c), (i) each of the Copyrights is valid and registered in the name of the Company in the United States Copyright Office and in the foreign countries indicated thereon,
(ii) as of the date hereof, the Surviving Corporation has no knowledge of any infringement of the Copyrights by others, (iii) the continued use of the Copyrights in the business of the Surviving Corporation (as the business has heretofore been conducted and as currently planned by the Surviving Corporation) will not result in any infringement of the rights of others in the United States, and the Surviving Corporation has no knowledge of any such claim as to any Copyrights registered in the foreign countries identified on SCHEDULE 2.13(c), (iv) the Surviving Corporation is the sole and legal owner of the Copyrights in the countries indicated on SCHEDULE 2.13(c) and in all other jurisdictions in which the Surviving Corporation uses, has used or plans to use any Copyright and, as of the date hereof, has no knowledge of any claim by any other person that such other person is the legal owner of such Copyrights, and
(v) the Surviving Corporation has not granted any license or right to use any Copyright to any other person.

                  (d) The Surviving Corporation has delivered to the Company correct and complete copies of any Surviving Corporation Patents, Marks, Copyrights, registrations, applications, licenses, agreements and permissions as amended to date (collectively, the "Intellectual Property") relating to the Intellectual Property and has made available correct and complete copies of all other written documentation evidencing ownership and/or prosecution of each such item of Intellectual Property.

                  (e) The Surviving Corporation has valid and enforceable contracts with each and every employee, consultant and/or contractor of the Surviving Corporation which vests with the Surviving Corporation all rights in any invention, copyright and/or trade secret which relates to the business of the Surviving Corporation to the fullest extent permitted by law and also protects the trade secrets and/or proprietary information of the Surviving Corporation to the fullest extent permitted by law.

                  (f) To the knowledge of the Surviving Corporation, no infringement, illicit copying, misappropriation or violation of any third party intellectual property rights has or would reasonably be expected to occur with respect to the Surviving Corporation's use of the intellectual property rights embodied in the intellectual property set forth on SCHEDULES 2.13(a), 2.13(b) and 2.13(c).

                  (g) Except for licenses to use software disclosed as Contracts on SCHEDULE 2.18(a), there are no other agreements requiring the Surviving Corporation to make payments or provide any consideration for, or restricting the Surviving Corporation's right to use, any intellectual property rights of third parties.

                  (h) Except as set forth on SCHEDULE 2.13(e), the software and hardware products of the Surviving Corporation, (i) meet in all material respects all the functional specifications for which they were designed or programmed; (ii) are free from bugs, defects or errors, viruses, worms, bombs, traps or other code designed to or having the effect of interrupting normal processing, corrupt data or render the software or hardware products unusable (collectively "Viruses"); and (iii) in the case of software, have been maintained on media and hardware that are free from defects.

                  (i) The Surviving Corporation performs on a regular and professional basis checks and procedures to determine the presence of Viruses in or on its software or hardware.

         2.14 ACCOUNTS RECEIVABLE. A complete, current and correct list of all accounts receivable of the Surviving Corporation as of May 31, 2000 ("Accounts Receivable") has been delivered to the Company prior to the date hereof, and sets forth the aging of such Accounts Receivable. The Accounts Receivable represent BONA FIDE sales actually made or services actually performed on or prior to such date in the ordinary course of business of the Surviving Corporation and consistent with past practices. Except as set forth on
SCHEDULE 2.14 attached hereto, there is no contest, claim or right of set-off contained in any oral or written agreement with any account debtor relating to the amount or validity of any Account Receivable, or any other account receivable created after May 31, 2000. The Accounts Receivable and any other accounts receivable (net of any reserves reflected in the Financial Statements) are BONA FIDE sales and are valid and collectible in the ordinary course of business of the Surviving Corporation. The reserves for uncollectible accounts receivable reflected in the Financial Statements have been established in the ordinary course of business, in accordance with GAAP, and are consistent with past practices.

         2.15 LICENSES AND PERMITS. To the knowledge of the Surviving Corporation, SCHEDULE 2.15 attached hereto contains a complete, current and correct list of all governmental licenses, permits, franchises, rights and privileges necessary to the present conduct of the Surviving Corporation's business (the "Licenses"). Except as set forth in SCHEDULE 2.15, the Surviving

Corporation possesses all such Licenses. Each of the Licenses is in full force and effect, and there are no pending or, threatened claims or proceedings challenging the validity of or seeking to revoke or discontinue any of the Licenses. Prior to the date hereof, the Surviving Corporation shall have delivered to the Company a complete, current and correct copy of each of the Licenses.

         2.16 INSURANCE. SCHEDULE 2.16 attached hereto contains a complete, current and correct description of all existing policies of fire, liability, workers' compensation and all other forms of insurance maintained by the Surviving Corporation. Except as set forth on SCHEDULE 2.16, all such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the date hereof have been paid, and no notice of cancellation, termination or denial of coverage has been received with respect to any such policy. Such policies (i) are adequate for compliance with all agreements or instruments to which the Surviving Corporation is a party, or pursuant to which any of its businesses, properties or assets may be subject,
(ii) are valid, outstanding and enforceable policies, (iii) provide insurance coverage in the amounts indicated in such policies for the Surviving Corporation's business, properties, assets and operations of the Surviving Corporation as presently conducted and (iv) will remain in full force and effect through the respective dates set forth on SCHEDULE 2.16, without the payment of additional premiums. SCHEDULE 2.16 also describes all claims of the Surviving Corporation which are pending under such insurance policies or have been asserted since January 1, 1996. Since January 1, 1996, the Surviving Corporation has not been refused coverage by any insurance carrier with respect to its properties, assets or operations, nor has its coverage been limited or provided with a reservation of rights, by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance or with which it maintains insurance. Prior to the date hereof, the Surviving Corporation has delivered to the Company complete, current and correct copies of all of the policies of insurance which are maintained by the Surviving Corporation.

         2.17     ABSENCE OF CERTAIN CHANGES. Except as set forth in SCHEDULE
2.17 attached hereto, and except for the transactions specifically contemplated under this Agreement, since December 31, 1999 or other date as specified, the Surviving Corporation has conducted its business in the ordinary course consistent with past practice, and there has not been:

                  (a) Any declaration, setting aside or payment of any dividend or other distribution or payment (whether in cash, stock or property) with respect to the capital stock of the Surviving Corporation, or any redemption, purchase or other acquisition of any of the securities of the Surviving Corporation, or any other payment to any stockholder of the Surviving Corporation in its capacity as a stockholder,

                  (b) Any transaction involving the Surviving Corporation not in the ordinary course of business, including any sale of material properties or assets (other than inventory in the ordinary course);

                  (c) Any material adverse change in the prospects, results of the operations, liabilities, financial condition or business of the Surviving Corporation;

                  (d) Any loan or advance by the Surviving Corporation to any person, except normal travel advances or other reasonable expense advances to officers or employees of the Surviving Corporation and normal trade terms extended to customers;

                  (e) Any indebtedness for borrowed money incurred by the Surviving Corporation or any commitment to incur indebtedness for borrowed money entered into by the Surviving Corporation, or any loans made or agreed to be made by the Surviving Corporation;

                  (f) Any capital expenditures or commitments to make capital expenditures in excess of the amount budgeted for fiscal year ending December 31, 2000, and a copy of such budget has been made available to the Company;

                  (g) Any material change in the Surviving Corporation's lines of business or management practices and procedures;

                  (h) Any damage, destruction or loss, whether or not covered by insurance, which has had or may have an adverse effect on the Surviving Corporation;

                  (i) Except in the ordinary course of business of the Surviving Corporation and consistent with past practices, any payment, satisfaction, discharge or cancellation of any debts or claims of the Surviving Corporation;

                  (j) Any mortgage, pledge or subjection to lien, charge or encumbrance of any kind on any of the Surviving Corporation's properties or assets, or any assumption of, or taking any properties or assets subject to, any liability;

                  (k) Any cancellation of any indebtedness owed to the Surviving Corporation in an aggregate amount greater than $2,500 or waiver of any rights of similar value to the Surviving Corporation relating to any of its business activities or properties, other than in the ordinary course of business;

                  (l) Any failure to repay any obligation of the Surviving Corporation;

                  (m) Any amendment, modification or termination of any material contract or agreement to which the Surviving Corporation is a party or pursuant to which its properties or assets may be bound;

                  (n) Any sale or granting to any party or parties of any license, franchise, option or other right of any nature whatsoever with respect to the Surviving Corporation's business or termination of any such rights;

                  (o) Except as set forth on SCHEDULE 2.17, since December 31, 1999, any increase in, or commitment to increase, the direct or indirect compensation payable or to become payable to any officer or director of the Surviving Corporation, its employees, or to any of its Affiliates (as that term is defined in SECTION 2.29), or any commitment to make severance, bonus or special payments to any of such parties, upon a change in ownership or management of the Surviving Corporation or upon termination of such parties;

                  (p) Since December 31 1997, any issuance by the Surviving Corporation of, or commitment by it to issue, any capital stock or other equity securities or obligations or any securities convertible into or exchangeable or exercisable for capital stock or other equity interests;

                  (q) Any adoption by the Surviving Corporation of any new Benefit Plan (as that term is defined in SECTION 2.25), or amendment to any Benefit Plan to provide any new or additional plans, programs, contracts, benefits or arrangements involving direct or indirect compensation to any officer, director, employee, former employee, or their dependents or beneficiaries, of the Surviving Corporation;

                  (r) Any settlement of any material litigation or entry of any judgment against the Surviving Corporation with a value of $50,000 or more (which judgment has not been stayed or satisfied);

                  (s) Any alteration in the manner of keeping the books, accounts or records of the Surviving Corporation or in the manner of preparing the Financial Statements, or in the accounting practices of the Surviving Corporation, except as may be required by any modification or change in GAAP;

                  (t) Any revaluation by the Surviving Corporation of any of its assets, including without limitation, any write-offs or increases in any reserves except in the ordinary course of business consistent with past practice or any write-up or write-down of the value of inventory, property, plant, equipment or any other asset;

                  (u) The occurrence of any other event or the development of any other condition which has had or is reasonably likely to have an adverse effect on the Surviving Corporation;

                  (v) Any agreement by the Surviving Corporation to engage in any of the foregoing.

         2.18     CONTRACTS

                  (a) SCHEDULE 2.18(a) attached hereto contains a complete, current and correct list of all contracts, commitments, obligations or agreements of the Surviving Corporation, whether written or oral, formal or informal (the "Contracts"): (i) pursuant to which the Surviving Corporation will make or receive payments in excess of $50,000 per annum; (ii) regarding financing for the Surviving Corporation; (iii) with Affiliates; (iv) with employees, consultants or independent contractors; (v) constituting Client Contracts (as defined below); (vi) resulting in the creation of any lien or security interest (including lease notifications); or (vii) otherwise material to the business of the Surviving Corporation. Other than as set forth on
Schedule 2.18(a), no event has occurred which would constitute a default (or any event which, with the giving of notice or lapse of time or both, would constitute a default) under any term or provision of any of the Contracts and thereby allow a party thereto to terminate and/or claim damages therefor. Each of the Contracts is in full force and effect and is the legal, valid and binding obligation of the Surviving Corporation and enforceable in accordance with its terms, except as may be limited by bankruptcy, reorganization, insolvency, moratorium or other laws relating to or affecting the enforcement of creditors' rights and remedies generally and except as enforcement may be limited by general principles of equity. The Surviving Corporation is not a party to any Contract that obligates it to pay consequential damages or penalties. The Surviving Corporation is not a party to any Contract that restricts it from carrying on its business or any part thereof, or from competing in any line of business with any person, corporation or entity. Prior to the date hereof, the Surviving Corporation has made available to the Company a complete, current and correct copy of each of the written Contracts, as well as a written summary of each of the oral Contracts, including all amendments and modifications thereto.

                  (b) SCHEDULE 2.18(b) attached hereto identifies those Contracts for work to be performed by the Surviving Corporation that are partially performed at the date hereof (as updated to the Closing Date) or on which services have not commenced on the date hereof (or as updated to the Closing Date) consisting of all Fixed Price Contracts (as defined below) and those cost plus fixed fee Contracts with a value of $50,000 or more (collectively "Client Contracts"). SCHEDULE 2.18(b) (i) identifies each Client Contract which is subject to a maximum cost, a fixed fee or a lump sum ("Fixed Price Client Contracts") and (ii) states the estimated percentage of completion for each Fixed Price Client Contract (other than a purchase order) listed thereon and the estimated costs and expense required to complete the Fixed Price Client Contract.

         2.19 CLIENT AND SUPPLIER RELATIONSHIPS. The Surviving Corporation and the Stockholders have not received any notice and are not in possession of any actual knowledge which might reasonably indicate that any of its current clients, customers, subcontractors or suppliers intends to cease retaining, purchasing from, selling to or dealing with the Surviving Corporation in the manner in which such transactions have previously occurred, nor has the Surviving Corporation received any notice or is in possession of any actual knowledge which might reasonably lead it to believe that any current client, customer, subcontractor or supplier intends to alter in any respect the amount of such retention, purchases or sales or the extent of dealings with the Surviving Corporation or would alter in any respect any such retention, purchases, sales or dealings in the event of the consummation of the transactions contemplated hereby. The Surviving Corporation is current and in full compliance with respect to all of its obligations to its suppliers and subcontractors.

         2.20 COMPLIANCE WITH LAWS. Except as disclosed on SCHEDULE 2.20, the Surviving Corporation's business has been conducted in compliance with all, and is not in violation of, applicable laws, statutes, ordinances, rules, regulations, orders and other requirements of all national governmental authorities, and of all territories, states, municipalities and other political subdivisions and agencies thereof, having jurisdiction over the Surviving Corporation and its business, including, without limitation, all such laws, regulations, ordinances and requirements relating to insurance, environmental, antitrust, consumer protection, labor and employment, zoning and land use, immigration, health, occupational safety, pension and securities matters, except where the failure to be in compliance would not have a Material Adverse Effect on the Surviving Corporation. The Surviving Corporation has not received any written notification of any asserted present or past failure by the Surviving Corporation to comply with such laws, statutes, ordinances, rules, regulations, orders or other requirements.

         2.21 NO UNDISCLOSED LIABILITIES. Except as disclosed in the Interim Financial Statements or on Schedule 2.21, the Surviving Corporation has no material liabilities, whether known or unknown, absolute, accrued, contingent or otherwise, except liabilities incurred after

March 31, 2000 in the ordinary course of business consistent with past practice, none of which could have an adverse effect on the Surviving Corporation, and none of which are prohibited by this Agreement. The Surviving Corporation has (i) with respect to contracts between the Surviving Corporation and the U.S. Government, no liabilities of any nature, whether accrued, absolute, contingent or otherwise, asserted or unasserted, for defective pricing, post-contract adjustment due to contract close-out, or mischarging, other than liabilities stated or adequately reserved in the Interim Financial Statements, or (ii) with respect to all Client Contracts, no liabilities for loss contracts, other than liabilities stated or adequately reserved is the Interim Financial Statements or reflected is the footnotes thereto, or reflected in SCHEDULE 2.21.

         2.22 EMPLOYEES. SCHEDULE 2.22 attached hereto contains a complete, current and correct list of all of the Surviving Corporation's employees ("Employees"), which includes the job position and compensation payable to each (excluding bonuses) of the Employees. Except to the extent set forth in SCHEDULE 2.22:

                  (a) The Surviving Corporation is in compliance with all laws, statutes, ordinances, rules, regulations, orders and other requirements relating to the employment of labor, including, without limitation, Title VII of the federal Civil Rights Act of 1964, the federal Age Discrimination in Employment Act of 1967, the federal Americans with Disabilities Act, the federal Employee Retirement Income Security Act of 1974 ("ERISA"), and any and all provisions thereof relating to wages, hours, collective bargaining and the payment of social security and similar Taxes;

                  (b) There is no pending or , to the knowledge of the Surviving Corporation, threatened charge, complaint, allegation, application or other process or claim against the Surviving Corporation before any federal, territorial, state or local or other governmental or administrative agency or other entity relating to employment matters;

                  (c) No employees of the Surviving Corporation are covered or have been covered by any collective bargaining agreement, nor has there been any effort by any union to organize the Surviving Corporation's employees; and

                  (d) The Surviving Corporation has paid and performed in all material respects all obligations when due with respect to its employees, consultants, independent contractors, agents, officers and directors, including, without limitation, the payment of any accrued and payable wages, severance pay, vacation pay, benefits and commissions, except those obligations which are in good faith being challenged by the Surviving Corporation as not valid obligations of the Surviving Corporation as more fully described on SCHEDULE 2.22.

         2.23 LITIGATION. Except as set forth in SCHEDULE 2.23 attached hereto:

                  (a) There is no pending or threatened action, suit, arbitration proceeding, investigation or inquiry before any court or governmental or administrative body or agency, or any private arbitration tribunal, against, relating to or affecting the Surviving Corporation or any director, officer or employee of the Surviving Corporation in his or her capacity as such, or the assets, properties or business of the Surviving Corporation, or the transactions contemplated by this Agreement, nor are there any facts or circumstances which could reasonably lead to or provide the basis for any such threatened action, suit, arbitration proceeding, investigation or inquiry.

                  (b) There is not in effect any order, judgment or decree of any court or governmental or administrative body or agency enjoining, barring, suspending, prohibiting or otherwise limiting the Surviving Corporation or any officer, director or employee of the Surviving Corporation from conducting or engaging in any aspect of the Surviving Corporation's business, or requiring the Surviving Corporation or any officer, directs or employee of the Surviving Corporation to take certain action with respect to any aspect of the Surviving Corporation's business.

                  (c) The Surviving Corporation is not in violation of or in default under any order, judgment, writ, injunction or decree of any court or governmental or administrative body or agency.

         2.24     ENVIRONMENTAL MATTERS

                  (a)      DEFINITIONS. The following terms, when used in this
SECTION 2.24 or SECTION 3.13 shall have the following meanings:

                           (i)      "SURVIVING CORPORATION" for purposes of this
SECTION 2.24 includes (A) all Affiliates of the Surviving Corporation (B) all partnerships, joint ventures and other entities or organizations in which the Surviving Corporation was at anytime or is a partner, joint ventures, member or participant, and (C) all predecessor or former corporations, partnerships, joint ventures, organizations, businesses or other entities, whether in existence as of the date hereof or at any time prior to the date hereof, the assets or obligations of which have been acquired or assumed by the Surviving Corporation or to which the Surviving Corporation has succeeded.

                           (ii)     "RELEASE" means any release, threatened
release, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment or the workplace of any Hazardous Substance, and otherwise as defined in any Environmental Law.

                           (iii)    "HAZARDOUS SUBSTANCE" means any pollutants,
contaminants, chemicals, waste and any toxic, infectious, carcinogenic, reactive, corrosive, ignitable or flammable chemical or chemical compound or hazardous substance, material or waste, whether solid, liquid or gas, including any quantity of asbestos in any form, urea formaldehyde, PCB's, radon gas, crude oil or any fraction thereof, all forms of natural gas, petroleum products or by-products or derivatives, radioactive substance, waste waters, sludges, slag and nay other substance, material or waste that is subject to regulation, control or remediation under nay Environmental Law.

                           (iv)     "ENVIRONMENTAL LAWS" mean all laws which
regulate or relate to (A) the protection or clean-up of the environment, (B) the use, treatment, storage, transportation, generation, manufacture, processing, distribution, handling, or Release of Hazardous Substances, (C) the preservation or protection of waterways, groundwater, drinking water, air, wildlife, plants or other natural resources, or (D) the health and safety of persons or property, including, without limitation, protection of the health and safety of employees. Environmental
Laws include, without limitation, the Federal Water Pollution Control Act, Resource Conservation & Recovery Act, Clean Water Act, Safe Drinking Water
Act, Atomic Energy Act, Occupational Safety and Health Act, Toxic Substances Control Act, Clean Air Act, Comprehensive Environmental Response,
Compensation and Liability Act, Hazardous Materials Transportation Act and all analogous or related foreign, federal, state or local law.

                           (v)      "ENVIRONMENTAL CONDITIONS" mean the Release
of any Hazardous Substance (whether or not such Release constituted at the time thereof a violation of any Environmental Law) as a result of which the Surviving Corporation has or may become liable to any person or entity or by reason of which the business of the Surviving Corporation or any of its Assets may suffer or be subjected to any lien, encumbrance or liability.

                           (vi)     "SITE" means any real property now or
previously owned or operated by the Surviving Corporation.

                  (b) COMPLIANCE AND LIABILITY. The Surviving Corporation and each Site is in compliance with all, and the Surviving Corporation has no liability under any, Environmental Laws, except where the failure to comply or liability would not have a Material Adverse Effect on the Surviving Corporation;

                  (c) RELEASES AND ENVIRONMENTAL CONDITIONS. The Surviving Corporation has not made, caused or permitted any Release at any Site, and no Release has occurred at any Site and there are no present or past Environmental Conditions in any way relating to the Surviving Corporation except for any Release or Environmental Conditions which would not have a Material Adverse Effect on the Surviving Corporation;

                  (d) ENVIRONMENTAL AUDITS. The Surviving Corporation has delivered to the Company copies of all environmental audits or other studies or reports relating to any Environmental Condition or relating to the Surviving Corporation or any Site;

                  (e) POTENTIALLY RESPONSIBLE PARTY. The Surviving Corporation is not a potentially responsible party with respect to any foreign, federal, state, or local environmental clean-up site or with respect to investigations or corrective actions under any Environmental Law;

                  (f) NOTICE OF VIOLATION. The Surviving Corporation has not received notice of any alleged, actual or potential responsibility, inquiry, investigation or administrative or judicial proceeding regarding (i) any Release by the Surviving Corporation at any Site or other location, or (ii) any violation of or non-compliance by the Surviving Corporation with the conditions of any permit required under any Environmental Law or the provisions of any Environmental Law. The Surviving Corporation has not received any notice of any other claim, demand or action by any person or entity alleging any actual or threatened injury or damage to any person, entity, property, natural resource or the environment arising from or relating to any Release, transportation or disposal of any Hazardous Substances.

                  (g) NOTICES, WARNINGS AND RECORDS. The Surviving Corporation has given all notices and warnings, made all reports, and has kept and maintained all records required by, and in compliance with, all Environmental Laws, including, without limitation, any notices and consents required under any Environmental Laws in connection with the consummation of the transactions contemplated by this Agreement, except where the failure to do any of the foregoing would not have a Material Adverse Effect.

         2.25     EMPLOYEE BENEFITS

                  (a)      SCHEDULE 2.25 sets forth a true and complete list of
(i) all employee benefit plans, as defined in Section 3(3) of ERISA and (ii) all other profit-sharing, deferred compensation, bonus, stock option, stock purchase, stock bonus, vacation pay, holiday pay, severance, dependent care assistance, excess benefit, incentive compensation, salary continuation, medical, life or other insurance, supplemental unemployment and other compensation or employee benefit plans, programs, agreements or arrangements, maintained or contributed to by the Surviving Corporation for the benefit of its employees (or former employees) and/or their beneficiaries. All of these types of plans shall be collectively referred to as "Benefit Plans." An arrangement will not fail to be a Benefit Plan simply because it only covers one individual, or because the Surviving Corporation's obligations under the plan arise by reason of its being a "successor employer" under applicable law. Except as set forth on SCHEDULE 2.25, the Surviving Corporation does not have any unwritten compensation arrangements which, if put into writing, would constitute a Benefit Plan.

                  (b) The Surviving Corporation has delivered or made available to the Company a true and complete copy of:

                           (i)      Each Benefit Plan and any related funding
agreements (e.g., trust agreements or insurance contracts), including all amendments (and SCHEDULE 2.25 includes a description of any such amendment that is not in writing);

                           (ii)     The current draft of the Summary Plan
Description of each Benefit Plan (if applicable);

                           (iii)    The most recent Internal Revenue Service
determination letter (if applicable) for each Benefit Plan, which determination letter, except as set forth on SCHEDULE 2.25, reflects all amendments that have been made to the Benefit Plan.

                           (iv)     The two (2) most recent Form 5500's that
were filed on behalf of each Benefit Plan.

                  (c) All Benefit Plans maintained by the Surviving Corporation, or to which the Surviving Corporation contributes or is required to contribute, to the extent required, comply with the provisions of and have been administered and maintained in compliance with the provisions of ERISA, the Code, and all other applicable laws in all material respects. The Surviving Corporation does not currently maintain any, and in the past has never maintained any, "Defined Benefit Plan" within the meaning of Section 414(j) of ERISA and the Surviving Corporation does not currently contribute to, and in the past has never contributed to, any Defined Benefit Plan.

                  (d) Except as set forth on SCHEDULE 2.25, the Surviving Corporation does not maintain any plan that provides (or will provide) medical or death benefits to one or more former employees (including retirees) beyond their retirement or other termination of service, other than benefits that are required to be provided pursuant to Section 4980E of the Code or state law continuation coverage or conversion rights.

                  (e) None of the persons performing services for the Surviving Corporation have been improperly classified as independent contractors, leased employees (within the meaning of Section 414(n) of the Code) or as being exempt from the payment of wages for overtime.

                  (f) All costs of administering and contributions required to be made to each Benefit Plan under the teams of that Benefit Plan, ERISA, the Code or any other applicable law have been timely made, and are fully deductible in the year for which they were paid. All unpaid liabilities of the Surviving Corporation with respect to, and all unfunded benefits (whether vested or not) under, each Benefit Plan have been calculated and are reflected in the Surviving Corporation's financial statements in accordance with GAAP, and any such liabilities incurred after the date of such financial statements will be incurred in the ordinary course of business, determined in a manner substantially similar to that used in such financial statements.

                  (g) There are no investigations, proceedings, or lawsuits, either currently in progress or expected to be instituted in the future, relating to any Benefit Plan, by any administrative agency, whether local, state, or federal.

                  (h) There are no pending or threatened lawsuits or other claims (other than routine claims for benefits under the play and qualified domestic relations orders) against or involving (i) any Benefit Plan, or (ii) any Fiduciary of such plan (within the meaning of Section 3(21)(A) of ERISA) brought on behalf of any participant, beneficiary, or Fiduciary thereunder, nor is there any reasonable basis for any such claim.

                  (i) The Surviving Corporation has no intention or commitment, whether legally binding or not, to create any additional Benefit Plan, or to modify or change any existing Benefit Plan so as to materially increase benefits to participants or the cost of maintaining the plan. The benefits under all Benefit Plans are as represented, and have not been, and will not be materially increased subsequent to the date documents are provided to the Company.

                  (j) Except as provided in the SCHEDULE 2.25, none of the Benefit Plans or employment contracts with the Surviving Corporation provide any benefits that become payable solely as a result of the consummation of this transaction.

         2.26 BANK ACCOUNTS. SCHEDULE 2.26 sets forth the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which the Surviving Corporation maintains safe deposit boxes or accounts of any nature.

         2.27 CORPORATE RECORDS. The minute books of the Surviving Corporation reflect material actions taken to this date by the Stockholders, board of directors and committees of the board of directors of the Surviving Corporation, and contain true and complete copies of their respective charters, Bylaws and all amendments thereto.

         2.28 ACCOUNTING RECORDS. The Surviving Corporation maintains accounting records which fairly and validly reflect its transactions and maintains accounting controls sufficient to provide reasonable assurances that such transactions are, in all material respects, (i) executed in accordance with management's general or specific authorization, and (ii) recorded as necessary to permit the preparation of financial statements in conformity with GAAP.

         2.29 AFFILIATES. SCHEDULE 2.29 hereto sets forth all persons who, as of the date of this Agreement, may be deemed to be affiliates of the Surviving Corporation under Rule 145 of the Securities Act, or otherwise under applicable Securities and Exchange Commission ("Commission") accounting releases with respect to pooling-of-interests accounting treatment ("Affiliates").

         2.30 BROKERS AND FINDERS. Neither the Stockholders nor the Surviving Corporation has engaged or authorized any broker, finder, investment banker or other third party to act on behalf of the Stockholders or the Surviving Corporation, directly or indirectly, as a broker, finder, investment banker or in any other like capacity in connection with this Agreement or the transactions contemplated hereby, or has consented to or acquiesced in anyone so acting, and neither the Stockholders nor the Surviving Corporation knows of any claim for compensation from any such broker, finder, investment banker or other third party for so acting on behalf of the Surviving Corporation or the Stockholders or of any basis for such a claim.

         2.31 INVENTORY. All inventories reflected in the Financial Statements are in good condition and are currently usable or salable in the category in which they are inventoried, in the ordinary course of business of the Surviving Corporation, without discounts other than normal trade discounts regularly offered by the Surviving Corporation for prompt payment or quantity purchase, net of reserves shown on the May 31, 2000 balance sheet of the Surviving Corporation.

         2.32 YEAR 2000 COMPLIANCE. The Surviving Corporation does not sell, nor has it sold, any application programs, databases, software or hardware (including distributed systems and embedded chips), the performance of which will be adversely affected by dates after the commencement of the year 2000 ("Year 2000 Matters") except to the extent such adverse effects would not have a Material Adverse Effect on the Surviving Corporation. To the knowledge of the Surviving Corporation and the Stockholders, none of the application programs, databases, software or hardware owned or licensed by the Surviving Corporation or used in its business will be adversely affected in performance by Year 2000 Matters. To the knowledge of the Surviving Corporation and the Stockholders, based solely on communications with customers and suppliers through the date of this Agreement or the Closing Date, as the case may be, no customer or supplier of the Surviving Corporation will fail to complete any material transaction with the Surviving Corporation, nor will the Surviving Corporation experience material interruptions in supply or delays in sales, as a result of Year 2000 Matters. Set forth in SCHEDULE 2.32 is a description of the Surviving Corporation's compliance program with respect to Year 2000 Matters and a statement as to its progress in meeting such program's compliance schedule and goals as of the date hereof.

         2.33 GOVERNMENT CONTRACTS. The Surviving Corporation has not been suspended or debarred from bidding on contracts or subcontracts with any governmental entity and no such suspension or debarment has been initiated or threatened. The consummation of the transactions contemplated by this Agreement will not result in any such suspension or debarment. The

Surviving Corporation has not been audited or investigated and is not now being audited or investigated by the U.S. Government Accounting Office, the U.S. Department of Defense or any of its agencies, the Defense Contract Audit Agency, the U.S. Department of Justice, the Inspector General of any U.S. governmental entity, any similar agencies or instrumentalities of any foreign governmental entity, or any prime contractor with a governmental entity nor has any such audit or investigation been threatened. To the Surviving Corporation's or the Stockholders' knowledge, there is no valid basis for (i) the suspension or debarment of the Surviving Corporation from bidding on contracts or subcontracts with any governmental entity or (ii) any claim pursuant to an audit or investigation by any of the entities named in the foregoing sentence. The Surviving Corporation has no agreements, contracts or commitments which require it to obtain or maintain a security clearance with any governmental entity.

         2.34 PRODUCT LIABILITY AND WARRANTIES. Each product designed, manufactured, sold, leased, or delivered by the Surviving Corporation has been in conformity in all material respects with all applicable contractual commitments and all express and implied warranties, and the Surviving Corporation does not have any liability for replacement or repair thereof or other damages in connection therewith, subject only to the reserve for product warranty claims in the Interim Financial Statements. No product or service designed, manufactured, sold, leased, or delivered by the Surviving Corporation is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease. SCHEDULE 2.34 includes copies of the standard terms and conditions of sale or lease for the Surviving Corporation (containing applicable guaranty, warranty, and indemnity provisions).

         2.35 ABSENCE OF CERTAIN PAYMENTS. The Surviving Corporation, nor any of its officers, directors, employees or agents or other people acting on behalf of any of them have (i) engaged in any activity prohibited by the United States Foreign Corrupt Practices Act of 1977 or any other similar law, regulation, decree, directive or order of any other country which could result in a material liability to the Surviving Corporation and, without limiting the generality of the preceding clause, (ii) used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to government officials or others which could result in a material liability to the Surviving Corporation. None of the Surviving Corporation or any of its directors, officers, employees or agents or other people acting on their behalf has accepted or received any unlawful contributions, payments, gifts or expenditures which could result in a material liability to the Surviving Corporation.

         2.36 ABSENCE OF OFFER. The Surviving Corporation has not taken any action that constitutes an "offer," "offer to sell," "offer for sale" or "sale" of the Company Common Stock within the meaning of Rule 145 under the Securities Act.

         2.37 TITLE TO SHARES. The Stockholders are the record and beneficial owners of the shares of Surviving Corporation Common Stock set forth opposite such Stockholder's name on SCHEDULE 2.3 hereto, free and clear of any liens, encumbrances, security interests, restrictions or claims whatsoever.

         2.38 AUTHORIZATION AND APPROVALS. The Stockholders have all requisite legal power and authority to enter into this Agreement and to perform his, her or its obligations hereunder and thereunder. This Agreement and the Escrow Agreement have been, or will be prior to the

Closing Date, duly executed and delivered by the Stockholders'
Representatives and constitute the legal, valid and binding obligations of the Stockholders, enforceable in accordance with their terms, and except as may be limited by bankruptcy, reorganization, insolvency, moratorium or other laws relating to or affecting the enforcement of creditors' rights and remedies generally.

         2.39 NO VIOLATIONS. Neither the execution and delivery of this Agreement or the Escrow Agreement nor the consummation of the transactions contemplated hereby and thereby will (i) violate, or be in conflict with, or constitute a default (or other event which, with the giving of notice or lapse of time or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration under any of the terms, conditions or provisions of any lease, license, promissory note, contract, agreement, mortgage, deed of trust or other instrument or document to which the Stockholder is a party or by which the Stockholder or any of his properties or assets may be bound, other than obligations to be discharged on or immediately after Closing,
(ii) violate any order, writ, injunction, decree, law, statute, rule or regulation of any court or governmental authority applicable to the Stockholder or any of his properties or assets or (iii) give rise to a declaration or imposition of any claim, lien, charge, security interest or encumbrance of any nature whatsoever upon the shares of Surviving Corporation Common Stock held by the Stockholder or upon any of the assets of the Surviving Corporation.

         2.40 DISCLOSURE. The Surviving Corporation has provided the Company with all information that the Company has requested in determining whether to consummate the transaction contemplated by this Agreement and all information the Surviving Corporation believes is reasonably necessary to enable the Company to make such a decision. The Surviving Corporation has provided the Company with all information that is material to the Surviving Corporation and its business as currently conducted and as proposed to be conducted. Neither this Agreement, nor any other statements, certificates or other documents made or delivered in connection herewith or therewith contain any untrue statement or a material fact or omit to state a material fact necessary to make the statements herein or therein not misleading.

                                    ARTICLE 3

             REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND NEWCO

         The Company and Newco, jointly and severally, represent and warrant to the Surviving Corporation and the Stockholders as follows:

         3.1 ORGANIZATION AND POWER; FOREIGN QUALIFICATION. The Company and Newco are each corporations duly organized, validly existing and in good standing under the laws of the State of California and the State of Delaware, respectively, and have all requisite corporate power and authority to own, lease and operate their properties, and to carry on their businesses, as such are now being conducted. The Company and Newco are duly qualified to transact business and are in good standing in every jurisdiction in which the character of their business makes such qualification necessary, except for such jurisdictions where the failure to so qualify would not have a material adverse effect on the assets, properties, financial condition, results of operation, prospects or business of either such corporation.


         3.2      CAPITAL STRUCTURE OF THE COMPANY AND NEWCO

                  (a) The authorized capital stock of the Company consists of: (i) 50,000,000 shares of Common Stock, $.01 par value, of which 3,311,348 shares were issued and outstanding as of June 30, 2000; (ii) 4,000,000 shares of preferred stock, $.01 par value, of which 750,000 shares were designated as Series B Convertible Redeemable Preferred Stock and from which 389,400 shares were issued and outstanding as of June 30, 2000. All of the outstanding shares of capital stock of the Company have been duly authorized, validly issued and are fully paid and nonassessable.

                  (b) The authorized capital stock of Newco consists of 10,000 shares of Common Stock, $0.001 par value, of which 1,000 shares are issued and outstanding, and all of the outstanding shares are owned by the Company.

         3.3 AUTHORIZATION AND ENFORCEABILITY OF AGREEMENTS. Each of the Company and Newco has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. This Agreement has been duly executed and delivered by each of the Company and Newco and constitutes the legal, valid and binding obligations of the Company and Newco, enforceable in accordance with its terms, except as may be limited by bankruptcy, reorganization, insolvency, moratorium or other laws relating to or affecting the enforcement of creditors' rights and remedies generally and except as enforcement may be limited by general principles of equity. This Agreement, and all ancillary agreements hereto at the time they are entered into (the "Ancillary Agreements"), have been duly and validly authorized by and approved by all requisite corporate action on the part of the Company and Newco. No further approvals or consents by, or filings with, any federal, state, municipal, foreign or other court or governmental or administrative body, agency or other third party is required in connection with the execution and delivery by the Company and Newco of this Agreement or the consummation by the Company and Newco of the transactions contemplated hereby, except for the expiration or termination of any applicable waiting period under the HSR Act and except for those which, if not obtained, would not have a material adverse impact on the ability of the Company and Newco to perform their businesses as currently conducted or the ability of the Company and Newco to execute and deliver this Agreement, or to consummate the transactions contemplated hereby.

         3.4 NO CONFLICTS. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby will (i) violate any provisions of the respective charter or Bylaws of the Company or Newco, (ii) violate, or be in conflict with, or constitute a default (or other event which, with the giving of notice or lapse of time or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration under any of the terms, conditions or provisions of any material lease, license, promissory note, contract, agreement, mortgage, treed of trust or other instrument or document to which the Company or Newco is a party or by which the Company or Newco or any of their respective properties or assets may be bound, (iii) violate any order, writ, injunction, decree, law, statute, rule or regulation of any court or governmental authority applicable to the Company or Newco or any of their respective properties or assets or (iv) give rise to a declaration or imposition of any claim, lien, charge, security interest or encumbrance of any nature whatsoever upon any of the assets of the Company's or Newco's respective businesses.

         3.5 FINANCIAL STATEMENTS AND COMMISSION REPORTS. The Company has timely filed all required forms, reports, statements and documents with the Commission since March 30, 2000, all of which have complied in all material respects with all applicable requirements of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Company will deliver or make available to the Surviving Corporation and the Stockholders true and complete copies of
(i) its Form 10-Q for the quarter ended March 31, 2000 and Form SB-2; and
(ii) all other reports, statements and registration statements filed or required to be filed by it with the Commission since December 20, 1999, (the documents referred to in clauses (i) and (ii) being hereinafter referred to as the "Company SEC Reports'"). As of their respective dates, the Company Commission Reports did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The financial statements (including any related notes) of the Company included in the Company SEC Reports were prepared is conformity with GAAP applied on a consistent basis, and present fairly in all material respects the consolidated financial position, results of operations and cash flows of the Company and its consolidated subsidiaries as of the date and for the periods indicated, subject, in the case of unaudited interim consolidated financial statements, to condensation, the absence of certain notes thereto and normal year-end adjustments.

         3.6 BROKERS AND FINDERS. Neither the Company nor Newco has engaged or authorized any broker, finder, investment banker or other third party to act on behalf of the Company or Newco, directly or indirectly, as a broker, finder, investment banker or in any other like capacity in connection with this Agreement or the transactions contemplated hereby, or has consented to or acquiesced in anyone so acting, and neither the Company nor Newco knows of any claim for compensation from any such broker, finder, investment banker or other third party for so acting on behalf of the Company or Newco or of any basis for such a claim.

         3.7 EXCHANGE SHARES. The Exchange Shares to be issued and delivered pursuant to this Agreement will, on delivery of certificates therefor in accordance with the terms hereof, be duly authorized, fully paid and nonassessable shares, validly issued and outstanding. The Company is not aware of any facts or circumstances that would prevent it from satisfying its obligation to cause the Exchange Shares to be designated for listing on the American Stock Exchange.

         3.8 NO MATERIAL ADVERSE CHANGES. Since March 31, 2000, there has not occurred any event, nor has there been the development of any condition, which has had or is reasonably likely to have a material adverse effect on the results of operations, financial condition, prospects or business of the Company and its subsidiaries, taken as a whole.

         3.9 REPRESENTATIONS REQUIRED FOR TAX-FREE REORGANIZATION. Prior to and as of the Closing Date, the Company shall be in control of Newco within the meaning of Section 368(c) of the Code. The Company does not plan nor does it intend for the Surviving Corporation to issue additional shares of the Surviving Corporation Common Stock that would result in the Company losing control of the Surviving Corporation within the meaning of Section 368(c) of the Code. The Company has no plan or intention to reacquire any of its Common Stock issued in the Merger, other than purchases that may occur in the ordinary course of the Company's stock buyback plan. Newco will have no liabilities assumed by the Surviving Corporation, nor will it transfer to the Surviving Corporation any assets subject to liabilities in the Merger. Following the Merger, the Company intends to continue the Surviving Corporation's historic business or use a significant portion of the Surviving Corporation's historic business assets in a business. The

Company does not own, nor has it owned during the past five (5) years, any shares of the Common Stock of the Surviving Corporation. The Company is not an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

         3.10 CLIENT AND SUPPLIER RELATIONSHIPS. The Company has not received any notice and is not in possession of any actual knowledge which might reasonably indicate that any of its current clients, customers, subcontractors or suppliers intends to cease retaining, purchasing from, selling to or dealing with the Company in the manner in which such transactions have previously occurred, nor has the Company received any notice or is in possession of any actual knowledge which might reasonably lead it to believe that any current client, customer, subcontractor or supplier intends to alter in any respect the amount of such retention, purchases or sales or the extent of dealings with the Company or would alter in any respect any such retention, purchases, sales or dealings in the event of the consummation of the transactions contemplated hereby. The Company is current and in full compliance with respect to all of its obligations to its suppliers and subcontractors.

         3.11 COMPLIANCE WITH LAWS. The Company's business has been conducted in compliance with all, and is not in violation of, applicable laws, statutes, ordinances, rules, regulations, orders and other requirements of all national governmental authorities, and of all territories, states, municipalities and other political subdivisions and agencies thereof, having jurisdiction over the Company and its business, including, without limitation, all such laws, regulations, ordinances and requirements relating to insurance, environmental, antitrust, consumer protection, labor and employment, zoning and land use, immigration, health, occupational safety, pension and securities matters, except where the failure to be in compliance would not have a Material Adverse Effect on the Company. The Company has not received any written notification of any asserted present or past failure by the Company to comply with such laws, statutes, ordinances, rules, regulations, orders or other requirements.

         3.12     LITIGATION.

                  (a) There is no pending or threatened action, suit, arbitration proceeding, investigation or inquiry before any court or governmental or administrative body or agency, or any private arbitration tribunal, against, relating to or affecting the Company or any director, officer or employee of the Company in his or her capacity as such, or the assets, properties or business of the Company, or the transactions contemplated by this Agreement, nor are there any facts or circumstances which could reasonably lead to or provide the basis for any such threatened action, suit, arbitration proceeding, investigation or inquiry.

                  (b) There is not in effect any order, judgment or decree of any court or governmental or administrative body or agency enjoining, barring, suspending, prohibiting or otherwise limiting the Company or any officer, director or employee of the Company from conducting or engaging in any aspect of the Company's business, or requiring the Company or any officer, directs or employee of the Company to take certain action with respect to any aspect of the Company's business.

                  (c) The Company is not in violation of or in default under any order, judgment, writ, injunction or decree of any court or governmental or administrative body or agency.

         3.13     ENVIRONMENTAL MATTERS

                  (a)      DEFINITIONS. The following terms, when used in this
SECTION 3.14 shall have the following meanings:

                           (i)      The "COMPANY" for purposes of this SECTION
3.14 includes (A) all Affiliates of the Company (B) all partnerships, joint ventures and other entities or organizations in which the Company was at anytime or is a partner, joint ventures, member or participant, and (C) all predecessor or former corporations, partnerships, joint ventures, organizations, businesses or other entities, whether in existence as of the date hereof or at any time prior to the date hereof, the assets or obligations of which have been acquired or assumed by the Company or to which the Company has succeeded.

                           (ii)     "SITE" means any real property now or
previously owned or operated by the Company.

                  (b) COMPLIANCE AND LIABILITY. The Company and each Site is in compliance with all, and the Company has no liability under any, Environmental Laws, except where the failure to comply or liability would not have a Material Adverse Effect on the Company;

                  (c) RELEASES AND ENVIRONMENTAL CONDITIONS. The Company has not made, caused or permitted any Release at any Site, and no Release has occurred at any Site and there are no present or past Environmental Conditions in any way relating to the Company except for any Release or Environmental Conditions which would not have a Material Adverse Effect on the Company;

                  (d) ENVIRONMENTAL AUDITS. The Company has delivered to the Surviving Corporation copies of all environmental audits or other studies or reports relating to any Environmental Condition or relating to the Company or any Site;

                  (e) POTENTIALLY RESPONSIBLE PARTY. The Company is not a potentially responsible party with respect to any foreign, federal, state, or local environmental clean-up site or with respect to investigations or corrective actions under any Environmental Law;

                  (f) NOTICE OF VIOLATION. The Company has not received notice of any alleged, actual or potential responsibility, inquiry, investigation or administrative or judicial proceeding regarding (i) any Release by the Company at any Site or other location, or (ii) any violation of or non-compliance by the Company with the conditions of any permit required under any Environmental Law or the provisions of any Environmental Law. The Company has not received any notice of any other claim, demand or action by any person or entity alleging any actual or threatened injury or damage to any person, entity, property, natural resource or the environment arising from or relating to any Release, transportation or disposal of any Hazardous Substances.

                  (g) NOTICES, WARNINGS AND RECORDS. The Company has given all notices and warnings, made all reports, and has kept and maintained all records required by, and in compliance with, all Environmental Laws, including, without limitation, any notices and consents required under any Environmental Laws in connection with the consummation of the transactions contemplated by this Agreement, except where the failure to do any of the foregoing would not have a Material Adverse Effect.

         3.14 GOVERNMENT CONTRACTS. The Company has not been suspended or debarred from bidding on contracts or subcontracts with any governmental entity and no such suspension or debarment has been initiated or threatened. The consummation of the transactions contemplated by this Agreement will not result in any such suspension or debarment. The Company has not been audited or investigated and is not now being audited or investigated by the U.S. Government Accounting Office, the U.S. Department of Defense or any of its agencies, the Defense Contract Audit Agency, the U.S. Department of Justice, the Inspector General of any U.S. governmental entity, any similar agencies or instrumentalities of any foreign governmental entity, or any prime contractor with a governmental entity nor has any such audit or investigation been threatened. To the Company's knowledge, there is no valid basis for (i) the suspension or debarment of the Company from bidding on contracts or subcontracts with any governmental entity or (ii) any claim pursuant to an audit or investigation by any of the entities named in the foregoing sentence. The Company has no agreements, contracts or commitments which require it to obtain or maintain a security clearance with any governmental entity.

         3.15 PRODUCT LIABILITY AND WARRANTIES. Each product designed, manufactured, sold, leased, or delivered by the Company has been in conformity in all material respects with all applicable contractual commitments and all express and implied warranties, and the Company does not have any liability for replacement or repair thereof or other damages in connection therewith, subject only to the reserve for product warranty claims in the Interim Financial Statements.

         3.16 ABSENCE OF CERTAIN PAYMENTS. The Company, nor any of its officers, directors, employees or agents or other people acting on behalf of any of them have (i) engaged in any activity prohibited by the United States Foreign Corrupt Practices Act of 1977 or any other similar law, regulation, decree, directive or order of any other country which could result in a material liability to the Company and, without limiting the generality of the preceding clause, (ii) used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to government officials or others which could result in a material liability to the Company. None of the Company or any of its directors, officers, employees or agents or other people acting on their behalf has accepted or received any unlawful contributions, payments, gifts or expenditures which could result in a material liability to the Company.

                                    ARTICLE 4

             COVENANTS OF THE SURVIVING CORPORATION AND STOCKHOLDERS

         4.1 COVENANTS PENDING CLOSING. Each of the Surviving Corporation and the Stockholders jointly and severally agree that from the date hereof to the Closing Date, the Surviving Corporation will, except in the ordinary course of business or to the extent that the Company shall otherwise give its written consent, which shall not be unreasonably withheld or delayed:

                  (a) Operate its business (including collection of the accounts receivable and payment of accounts payable) substantially as now operated and only in the ordinary course and, to the extent of and consistent with such operation, use its best efforts to preserve intact its present business organization and preserve its relationships with persons having business dealings with it;

                  (b) Maintain all of the assets and properties related to its business in customary repair, order and condition, reasonable wear and tear and damage by unavoidable casualty excepted, and take all steps reasonably necessary to maintain its intangible assets, including, without limitation, its patents, trademarks, trade names and copyrights and any pending applications therefor;

                  (c) Maintain its books, accounts and records, in the usual, regular and ordinary manner and in accordance with generally accepted accounting principles applied on a consistent basis and consistent with past practice;

                  (d) Except for Taxes contested in good faith, pay all Taxes upon its properties, business and income as they become due;

                  (e) Refrain from disposing of or encumbering any of its properties and assets;

                  (f) Maintain insurance upon its business and related assets and properties in respect of the kinds of risks customarily insured against, in accordance with its current practices;

                  (g) Not do any act which would cause a breach of or default under any Client Contract or other material contract, commitment or obligation;

                  (h) Not declare or pay any dividends on or declare or make any other distribution, direct or indirect, on account of any shares of its capital stock, or redeem, retire, purchase or otherwise acquire, directly or indirectly, any shares of the Surviving Corporation Common Stock;

                  (i) Not borrow any money, or incur, assume or guaranty or otherwise become directly or indirectly responsible for the payment of any indebtedness or obligation of any officer, director, employee or agent or of any other person (other than the endorsement of negotiable instruments for deposit or collection or any other transactions in the ordinary course of business and consistent with past practice under credit facilities existing on the date hereof);

                  (j) Not fail to repay any obligation of the Surviving Corporation;

                  (k) Not mortgage, pledge or subject to lien, charge or encumbrance of any kind, any of the Surviving Corporation's properties or assets, or assume to take any properties or assets subject to any liability;

                  (l) Not settle any material litigation or consent to the entry of a judgment against the Surviving Corporation in the amount of $50,000 or more;

                  (m) Not amend the Surviving Corporation's charter or Bylaws;

                  (n) Not amend or modify in a manner materially adverse to the Surviving Corporation, or terminate, any Contract to which the Surviving Corporation is a party or pursuant to which the Surviving Corporation's assets may be bound;

                  (o) Except as described on SCHEDULE 2.17, not increase, or commit to increase, the direct or indirect compensation payable or to become payable to its officers or directors, or to any of its employees or Affiliates, or commit to make severance, bonus or special payments to any of such parties, upon a change in ownership or management or upon termination of such parties;

                  (p) Not commit to make capital expenditures materially in excess of the Surviving Corporation's 2000 budget for capital expenditures, or make such expenditures;

                  (q) Not amend, terminate or waive any material right with respect to its business;

                  (r) Not adopt any new Benefit Plan or any amendment to any Benefit Plan to provide any new or additional programs, contracts or arrangements involving direct or indirect compensation to any of its officers, directors, employees, former employees, or any of their dependents or beneficiaries;

                  (s)      Not alter its operating policies and procedures;

                  (t) Promptly advise the Company in writing of any material adverse change in its condition (financial or otherwise), assets, liabilities, earnings, business or prospects, and provide the Company with all current financial data;

                  (u) Promptly advise the Company in writing of the termination or threatened termination of any key employee of the Surviving Corporation;

                  (v) Promptly advise the Company of the commencement or threat of any suit, claim, action or litigation, alleged or actual breach of contract or any administrative, arbitration or other proceedings or governmental investigations or inquiries;

                  (w) Duly comply with all laws applicable to it and to the conduct of its business; and

                  (x) Not take, or commit to take, any action or fail to take or commit to refrain from taking any action that would as of the date hereof be in breach of, or cause a revision to the schedule provided for in
SECTION 2.17 hereof.

         4.2 CONSENTS AND APPROVALS; FULFILLMENT OF CONDITIONS. The Surviving Corporation and the Stockholders will use their reasonable best efforts to (i) obtain all necessary consents and approvals of other persons and governmental and regulatory authorities to the consummation of the transactions contemplated by this Agreement, (ii) obtain all governmental consents and novations necessary in connection with the transactions contemplated by this Agreement with respect to the Client Contracts, and (iii) perform, comply with and fulfill all obligations, covenants and conditions required by this Agreement to be performed, complied with and fulfilled by them prior to or at the Closing Date.

         4.3 NOTICE. The Surviving Corporation and the Stockholders will give prompt notice to the Company of the occurrence, or failure to occur, of any event of which they have knowledge and which they determine would cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any respect at any time from the date hereof to and including the Closing Date.

         4.4 ACCESS. The Company may, prior to the Closing Date, through its employees, agents and representatives (including accountants and attorneys), make or cause to be made such reasonable investigation as it deems necessary or advisable of the assets, properties and business of the Surviving Corporation, but such investigation shall not affect the representations and warranties of the Surviving Corporation and the Stockholders hereunder or the right of the Company to terminate this Agreement as provided in ARTICLE 9 hereof. The Surviving Corporation and the Stockholders agree to permit the Company and its employees, agents and representatives to have complete access to the properties, books and records, contracts and other documents of the Surviving Corporation, during regular business hours and at such other times agreeable to the Surviving Corporation and to the Company. The Surviving Corporation and the Stockholders shall furnish to the Company such financial and operating data and other information with respect to the Surviving Corporation's business as the Company shall from time to time reasonably request (including, without limitation, true and correct copies of all Financial Statements and tax returns of the Surviving Corporation for all periods within the last five (5) years, and copies of all documents and correspondence relating to any audit or investigation of the Surviving Corporation by the Internal Revenue Service or any other taxing authority presently being conducted or at any time conducted during the last five (5) years) and to authorize the key employees and expressly authorized representatives of the Surviving Corporation to discuss the affairs of the Surviving Corporation with the employees, agents and representatives of the Company. The Company's representatives shall also be permitted to contact the customers and clients of the Surviving Corporation to discuss their respective businesses, after the customer has been contacted by the responsible employee of the Surviving Corporation. The Surviving Corporation and the Stockholders will fully cooperate with the Company and its counsel in connection with any steps reasonably required to be taken as part of its obligations under this Agreement.

         4.5 ACCOUNTING AND TAX TREATMENT. Prior to the Closing Date, the Surviving Corporation shall obtain from each Stockholder and each other person listed in SCHEDULE 2.29 after the date of this Agreement and on or prior to the Closing Date, an Investment Letter substantially in the form of EXHIBIT B hereto (the "Investment Letter"); PROVIDED, HOWEVER, that the Surviving Corporation shall use its best efforts to obtain such a written agreement from each such person as soon as practicable after the date of this Agreement or the date on which such person attains such status, as the case maybe. Each Stockholder voting in favor of the Merger has delivered, or agrees to deliver to the Company at or prior to the Closing Date, an Investment Letter. Each party hereto shall use its best efforts to cause the Merger to qualify, and shall not take any actions which could prevent the Merger from qualifying for pooling-of-interests accounting treatment and as a reorganization qualifying under the provisions of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code.

         4.6 PUBLICITY. Neither the Surviving Corporation nor the Stockholders, nor any of their agents or affiliates, shall either directly or indirectly make any press release or other public communication with respect to the transaction contemplated hereby without the prior written consent of the Company, unless required by applicable law or the regulations of any securities exchange to make such a communication.

                                    ARTICLE 5

                       COVENANTS OF THE COMPANY AND NEWCO

         5.1 CONSENTS AND APPROVALS; FULFILLMENT OF CONDITIONS. The Company and Newco will use their reasonable best efforts to (i) obtain all necessary consents and approvals of other persons and governmental and regulatory authorities to the consummation of the transactions contemplated by this Agreement and (ii) perform, comply with and fulfill all obligations, covenants and conditions required by this Agreement to be performed, complied with and fulfilled by them prior to or at the Closing Date.

         5.2 NOTICE. The Company and Newco shall give prompt notice to the Surviving Corporation and the Stockholders of the occurrence, or failure to occur, of any event of which they have knowledge and which they determine would cause any representation or warranty of the Company and Newco contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof up to the Closing Date.

         5.3 PUBLICITY. Neither the Company nor Newco, nor any of their agents or affiliates, shall either directly or indirectly make any press release or other public communication with respect to the transaction contemplated hereby without the consent of the Surviving Corporation or the Stockholder Representatives, unless required by applicable law or the American Stock Exchange regulation to make such a communication.

                                    ARTICLE 6

                 ADDITIONAL PRE-CLOSING COVENANTS OF THE PARTIES

         6.1 POOLING OF INTERESTS. Neither the Surviving Corporation nor the Company, nor any person who may be deemed to be an affiliate of the Surviving Corporation or the Company under Rule 145 of the Securities Act, or otherwise under applicable Commission releases with respect to pooling-of-interests accounting treatment, shall or shall agree to, take any action that individually or in conjunction with any actions taken by others, would prevent the Merger from being accounted for as a pooling-of-interests, including the failure to satisfy any of the conditions set forth in Paragraph 45 ET SEQ. of APB Opinion No. 16 "Business Combinations."

                                    ARTICLE 7

                 CONDITIONS TO CLOSING BY THE COMPANY AND NEWCO

         The obligations of the Company and Newco to consummate and effect the Merger and transactions contemplated by this Agreement on the Closing Date are subject to the satisfaction in all material respects, on or before the Closing Date, of the following conditions (unless waived in writing by the Company and Newco):

         7.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF COVENANTS. The representations and warranties of the Surviving Corporation and the Stockholders set forth herein shall be true and accurate on and as of the date hereof and on and as of the Closing Date (as though made on and as of the Closing Date) and the Surviving Corporation and the Stockholders shall have each, performed all obligations and complied with all covenants required to be performed or to be complied with by them under this Agreement prior to the Closing Date, and the Company and Newco shall have received a certificate, dated the Closing Date, signed on behalf of the Surviving Corporation by a duly authorized officer to all such effects, and signed by the Stockholder Representatives to all such effects.

         7.2 CONSENTS. The Surviving Corporation shall have obtained all consents or approvals of any governmental authority or of any person in any contractual relationship with the Surviving Corporation necessary for the consummation of the transactions contemplated hereby.

         7.3 STOCKHOLDER APPROVAL. One Hundred percent (100%) of the shares of the Surviving Corporation's common stock voting, in person or by proxy, shall have been voted in favor of the Merger.

         7.4 NO LITIGATION. No legal action or other proceedings brought by third parties to restrain or prohibit the consummation of the transactions contemplated by this Agreement, or to obtain other relief in connection with this Agreement or the transactions contemplated hereby or thereby, or that, if determined adversely, would have a Material Adverse Effect on the Surviving Corporation, shall be pending or threatened.

         7.5 CORPORATE RESOLUTIONS. The Surviving Corporation shall have delivered to the Company a certified copy of the resolutions adopted by the Surviving Corporation's Board of Directors authorizing and approving this Agreement and the transactions contemplated herein and therein.

         7.6 ADVERSE CHANGES. There shall not have occurred any loss or destruction of any material part of the assets of the Surviving Corporation, or any material adverse change in the assets, properties, financial condition, business, prospects or results of operations of the Surviving Corporation.

         7.7 OPINION OF COUNSEL. On the Closing Date, the Company shall have been furnished with an opinion of counsel, by counsel for the Surviving Corporation and the Stockholders, dated the Closing Date and addressed to the Company, in a form acceptable to the Company.

         7.8 LEGISLATION. No statute, rule, regulation or order shall have been enacted, entered into or deemed applicable by any domestic or foreign government, governmental or administrative agency or court which would make the transactions contemplated by this Agreement illegal or otherwise prevent the consummation thereof or that upon implementation would have a Material Adverse Effect on the Surviving Corporation.

         7.9 EMPLOYMENT, NONCOMPETITION AND NONDISCLOSURE AGREEMENTS. On the Closing Date, the Company shall have received from each of the employees of the Surviving Corporation listed on SCHEDULE 7.9 an executed Employment Agreement in the form attached as EXHIBIT C, from each person listed on SCHEDULE
7.9 an executed Noncompetition Agreement in the form attached as EXHIBIT D (a "Noncompetition Agreement"). For each such person, the appropriate agreement shall contain a general release of the Surviving Corporation for any liabilities it may have (other than ordinary payroll liabilities) to such Stockholder or employee as of the Closing Date.

         7.10 INVESTMENT LETTER. The Company shall have received from each Stockholder and any other person who may be deemed to have become a Stockholder or an affiliate of the Surviving Corporation (under Rule 145 of the Securities Act or otherwise under applicable Commission accounting releases with respect to pooling-of-interests accounting treatment) after the date of this Agreement and on or prior to the Closing Date a signed Investment Letter.

         7.11 POOLING OPINION. The Company shall have received the opinion of Price Waterhouse Coopers LLP, or other advice satisfactory to it, to the effect that the Merger qualifies for pooling-of-interests accounting treatment if consummated in accordance with this Agreement.

         7.12 ESCROW AGREEMENT. The Stockholder Representatives shall have executed and delivered the Escrow Agreement.

         7.13 TRANSACTIONS WITH AFFILIATES. Prior to the Closing Date, all transactions between the Surviving Corporation and its Shareholders or Affiliates shall have been amended or terminated on terms and conditions acceptable to the Company.

         7.14 MISCELLANEOUS. The Company shall receive such other agreements, certificates, opinions and agreements of Surviving Corporation as the Company or its counsel shall reasonably request.

                                    ARTICLE 8

               CONDITIONS TO CLOSING BY THE SURVIVING CORPORATION

         The obligations of the Surviving Corporation to consummate and effect the Merger and transactions contemplated by this Agreement on the Closing Date are subject to the satisfaction in all material respects, on or before the Closing Date, of the following conditions (unless waived in writing by the Surviving Corporation):

         8.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF COVENANTS BY THE COMPANY AND NEWCO. The representations and warranties of the Company and Newco set forth herein shall be accurate in all material respects on and as of the date hereof and the Closing Date (as though made on and as of the Closing Date) and the Company and Newco shall have, in all material respects, performed all obligations and complied with all covenants required to be performed or to be complied with by them under this Agreement prior to the Closing Date, and the Surviving Corporation and the Stockholders shall have received a certificate from each of the

Company and Newco, dated the Closing Date, signed on behalf of the Company and Newco by a duly authorized officer to all such effects.

         8.2 CONSENTS AND APPROVALS. The Company and Newco shall have obtained all consents or approvals of any governmental authority or third party necessary for the consummation of the transactions contemplated hereby.

         8.3 NO LITIGATION. No legal action or other proceedings brought by third parties to restrain or prohibit the consummation of the transactions contemplated by this Agreement shall be pending or threatened.

         8.4 CORPORATE RESOLUTIONS. The Company and Newco shall have delivered to the Surviving Corporation a certified copy of the resolutions adopted by the Board of Directors of the Company and the Board of Directors and sole common Stockholder of Newco authorizing and approving this Agreement and the transactions contemplated herein.

         8.5 ADVERSE CHANGES. There shall not have occurred any loss or destruction of any material part of the assets of the Company's and its subsidiaries' business taken as a whole, or any material adverse change in the financial condition, business, prospects or operations of the Company and its subsidiaries, taken as a whole.

         8.6 LEGISLATION. No statute, rule, regulation or order shall have been enacted,entered or deemed applicable by any domestic or foreign government or governmental or administrative agency or court which would make the transaction contemplated by this Agreement illegal or otherwise prevent the consummation thereof.

         8.7 ESCROW AGREEMENT. The Company shall have duly executed and delivered the Escrow Agreement.

                                    ARTICLE 9

                            TERMINATION OF AGREEMENT

         9.1 TERMINATION. This Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time, as follows, and in no other manner:

                  (a) By agreement of the Company and Newco on the one hand, and the Surviving Corporation and the Stockholders, on the other hand, approved by the respective Boards of Directors of the Company and the Surviving Corporation.

         9.2 EFFECT OF TERMINATION. In the event that this Agreement shall be terminated pursuant to SECTION 9.1, all further obligations of the parties hereto under this Agreement shall terminate without further liability or obligation of either party; PROVIDED, HOWEVER, that SECTION 14.9 shall survive the termination of this Agreement and no party shall be relieved of its liability for damages caused to another party for breach of this Agreement.

         9.3 COSTS AND EXPENSES. Upon termination of this Agreement, all expenses incurred in connection with the transactions contemplated herein, including but not limited to legal and accounting expenses, shall be borne by the respective party incurring such expenses.

                                   ARTICLE 10

                                     CLOSING

         10.1 THE CLOSING. The parties hereto shall use their best efforts to cause the Closing of the Merger to occur on or before July 14, 2000 (the "Closing Date"). The Closing shall occur at the offices of Luce, Forward, Hamilton & Scripps LLP, 600 West Broadway, Suite 2600, San Diego, California 92101, or at such other place mutually agreed to by the parties hereto. At the Closing, each of the parties shall take all such action and deliver all such documents, instruments, certificates and other items as may be required, under this Agreement or otherwise, in order to perform or fulfill all covenants, conditions and agreements on its part to be performed or fulfilled at or prior to the Effective Time and to cause all conditions precedent to the other parties' obligations under this Agreement to be satisfied in full.

         10.2 FURTHER ACTS. If, at any time after the Closing, any further action by any of the parties to this Agreement is necessary or desirable to carry out the purposes of this Agreement and/or to vest in the Company's full title to all properties, assets and rights of the Surviving Corporation, such parties shall take all such necessary or desirable action or use such parties' reasonable best efforts to cause such action to be taken.

                                   ARTICLE 11

                    SURVIVAL OF REPRESENTATIONS, WARRANTIES,
                COVENANTS AND RELATED AGREEMENTS: INDEMNIFICATION

         11.1 GENERAL LIABILITY PERIOD. The covenants, warranties, representations and agreements made by the Surviving Corporation and the Stockholders on the one hand, or by the Company and Newco, on the other hand, in this Agreement, or in any document, certificate, schedule or instrument delivered in connection herewith, shall survive the Closing and shall continue in effect, notwithstanding any investigation by or on behalf of the Company or the Stockholders, for three (3) years following the Closing Date, except that representations and warranties set forth in SECTIONS 2.1, 2.3, 2.4, 2.6, 2.13, 2.37, 2.38 and 11.4 shall survive the Closing indefinitely and that the representations and warranties set forth in SECTIONS 2.24 (Environmental Matters), SECTION 2.25 (Benefits) and SECTION 2.34 (Product Liability and Warranties) shall survive the Closing until expiration of the applicable statute of limitations (including any extension thereof).

         11.2 TAX LIABILITY PERIOD. The Tax Liability Period shall be as described in SECTION 11.4(c) hereof.

         11.3 INDEMNITY BY THE STOCKHOLDERS. The Stockholders, jointly and severally, shall indemnify, defend and hold harmless the Company and the Surviving Corporation and the officers, directors, employees, agents, affiliates and representatives of the Company and the Surviving Corporation or any of them (the "Company Indemnitees") from and against, and shall reimburse the Company Indemnitees on demand for any loss, liability, damage or expense including attorneys fees and costs of any litigation that the Company Indemnitees shall incur, pay or suffer (collectively, the "Company Recoverable Losses"), arising out of or resulting from any misrepresentation by the Surviving Corporation or the Stockholders or breach by the Surviving Corporation or the Stockholders of any (i) representation or warranty contained in ARTICLE 2 hereof; (ii) agreement or covenant under or pursuant to this Agreement; (iii) document, certificate, schedule or instrument delivered by or on behalf of the Surviving Corporation or the Stockholders pursuant hereto; (iv) or in respect of any cost, expense or other amount, however designated, which the Company may become obligated to pay or discharge in the exercise of its rights under SECTION 11.9.

         11.4     TAX INDEMNITY

                  (a) For purposes of this Agreement, the following terms shall have the following meanings:

                           (i)      "Taxes" means any net income, alternative or
add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, real property, personal property, or windfall profit tax, custom duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, addition to tax or additional amount imposed by any governmental (whether federal, state, local or foreign) authority (a "Taxing Authority") responsible for the imposition of any such tax (domestic or foreign), but only if and to the extent attributable to periods (or partial periods) prior to and including the Closing Date, together with any interest and any penalty thereon.

                           (ii)     "Tax Return" means any return, report,
information return, registration form or other document (including any related or supporting information) filed or required to be filed with any Taxing Authority in connection with the determination of any Tax or the administration of any laws, regulations or administrative requirements relating to any Tax.

                  (b) The Stockholders shall, jointly and severally, indemnify and hold harmless the Company and the Surviving Corporation for all Taxes in excess of accruals and expenses (including reasonable accounting and legal fees and the costs and expenses of defending such proceeding in connection with any tax audit or proceeding), with respect to the operations of the Surviving Corporation for all periods (or partial periods) prior to and including the Closing Date, but not including those in connection with the transactions contemplated by this Agreement.

                  (c)      The covenants and agreements contained in this
SECTION 11.4 and all of the terms, covenants, warranties, representations and agreements hereunder of the Surviving Corporation and the Stockholders related to federal and state taxes shall survive the Closing until the expiration of the later of the applicable statutory period of limitation for the payment of such taxes or the giving effect to any waiver, mitigation or extension thereof (the "Tax Liability Period").

                  (d) The Company agrees that in the event it receives notice, whether orally or in writing, of any federal, state or local examination, claim, proposed adjustment or related matter with respect to any Tax Return for Taxes covered by the Stockholders' indemnity in

SECTION 11.4(b) (the "Tax Controversies"), the Company shall timely notify the Stockholder Representatives. Failure of the Company to timely notify the Stockholder Representatives of any Tax Controversies shall not constitute a waiver of any rights of the Company with respect to the indemnification thereof by the Stockholders, but shall relieve the Stockholders of their indemnity obligation to the extent that such obligation is increased as the result of the Company's failure to give timely notice.

                  (e) After the Closing Date, each of the Stockholders shall:

                           (i)      assist the Surviving Corporation in
preparing any Tax Returns for the Surviving Corporation for periods prior to the Closing Date;

                           (ii)     cooperate fully in preparing for any audits
of, or disputes, contests or proceedings with, taxing authorities regarding any Tax Returns which relate to the Surviving Corporation for periods beginning prior to the Closing Date;

                           (iii)    make available to the Surviving Corporation
and to any taxing authority as reasonably requested all information, records and documents relating to tax liabilities which are attributable to the Surviving Corporation's business or the Surviving Corporation relating to periods beginning prior to the Closing Date.

                           (iv)     convey to the Company all relevant
information, records and documents;

                           (v)      make him or herself available, without
charge, to the Surviving Corporation, as reasonably requested, in connection with tax disputes related to periods beginning prior to the Closing Date; and

                           (vi)     keep confidential any Tax information except
as may otherwise be necessary in connection with the filing of returns or claims for refund or in conducting any audit or other Tax proceeding.

                  (f) The Stockholders shall be liable for and shall pay all excise, sales, use, transfer (including real property transfer), stamp, documentary, filing, recordation and other similar taxes which may be imposed in connection with the transactions contemplated by this Agreement, together with any interest, additions or penalties with respect thereto ("Transfer Taxes"). The Stockholders hereby agree to file all necessary documentation in connection with the payment and reporting of Transfer Taxes.

         11.5 INDEMNITY BY THE COMPANY. The Company shall indemnify and hold harmless the Surviving Corporation's Stockholders from and against, and shall reimburse the Stockholders for any loss, liability, damage or expense, including reasonable attorneys' fees and cost of investigation incurred as a result thereof, that the Stockholders shall incur or suffer (collectively, the "Stockholders Recoverable Losses") resulting from any misrepresentation by the Company or Newco or breach by the Company or Newco of any (i) representation or warranty contained in ARTICLE 3 hereof, (ii) agreement or covenant under or pursuant to this Agreement or (iii) document, certificate, schedule or instrument delivered by or on behalf of the Company or Newco in connection herewith. Notwithstanding the foregoing, it is specifically agreed that the

Company shall not be responsible for any Stockholder Recoverable Losses attributable to the failure of the Merger to qualify as a tax-free reorganization under Section 368(a) of the Code, if such failure, directly or indirectly, arises out of, relates to, or is caused by, any act or omission of the Surviving Corporation (prior to the Effective Date) or any act or omission of any of the Stockholders.

         11.6     LIMITATIONS.

                  (a) The Stockholders shall not be liable to the Company Indemnities under either SECTIONS 11.1 11.3 or 11.4 or unless the Company Indemnities and Stockholders shall have asserted a claim pursuant to SECTION
11.1 or 11.3 by giving written notice to Stockholder Representative of the basis of such claim not later than three (3) years from the Closing.

                  (b) The Stockholders shall not be liable to the Company Indemnities under SECTIONS 11.1, 11.3 or 11.4 until the aggregate amount of damages suffered by the Company Indemnities shall exceed $40,000 in the aggregate; provided, however that in the event the aggregate amount of damages suffered by the Company exceeds $40,000, the Stockholders shall be liable for the total aggregate amount of such damages. This SECTION 11.6(b) shall not apply to any amount of Company Recoverable Losses incurred by the Company as a result of a breach of the representations and warranties set forth in SECTION 2.14.

         11.7 MAXIMUM AGGREGATE LIABILITY OF STOCKHOLDERS AS A GROUP. Under no circumstances shall the Stockholders have indemnification obligations or liability to the Company Indemnities under SECTIONS 11.1 or 11.3 in the aggregate in excess of $1,000,000. The Escrow Shares shall be held by the Escrow Agent as security for the performance by the Surviving Corporation and the Stockholders of their obligations pursuant to this Agreement and shall be subject to claims for indemnification in accordance with the terms of this Agreement and the Escrow Agreement. Notwithstanding anything to the contrary contained in the Agreement, all amounts owed to the Company Indemnities pursuant to SECTIONS 11.1 or 11.3 shall be satisfied solely from the Escrow Shares.

         11.8 NOTICE OF INDEMNIFICATION; LEGAL REPRESENTATION. Notice of the claim of indemnification shall be given as follows:

                  (a) The Company Indemnities shall assert such claim in the manner provided herein and before the Closing;

                  (b) The Company Indemnities shall assert such claim within the applicable period of limitations, and

                  (c) Any such claims shall be in writing, shall set forth the amount or estimated amount of damages and the basis for such claim set forth in reasonable detail.

         11.9 THIRD PARTY CLAIMS. The Company shall have the right, upon written notice to the Stockholder Representatives, to investigate, secure, contest or settle any claim alleged by a third party for which a claim of indemnification may be asserted (hereinafter a "Third-Party Clam"), provided that the Stockholder Representatives may participate voluntarily, at their own expense, in any such Third-Party Claim through counsel of their own choice, and provided further, that no such Third-Party Claim shall be settled by the Company unless (i) the Company will assert no right to indemnification hereunder against the Stockholders, or (ii) the Stockholder Representatives consent to such settlement, which consent shall not be unreasonably withheld or delayed. Any amounts expended, incurred, paid or charged by the Company under this
SECTION 11.9 shall be deemed Company Recoverable Losses. The parties to this Agreement shall make available to each other all relevant information in their possession relating to any such Third-Party Claim and shall cooperate in the defense thereof.

                                   ARTICLE 12

                             POST-CLOSING COVENANTS

         12.1 RESALE. In order to preserve the pooling-of-interests treatment of the combination, each Affiliate hereby agrees not to sell, transfer or convey the Company Common Stock issued in connection with the Merger until the date on which the Company has filed with the Commission consolidated financial statements of the Company including combined results of operations of at least thirty (30) days after the Merger, in accordance with Regulation S-X under the Exchange Act, as amended (such date being the "Eligible Resale Date").

         12.2 ELECTION TO COMPANY'S BOARD OF DIRECTORS. At the next Annual Meeting of the Company's Stockholders immediately following the Effective Time, the Company will use its best efforts to nominate Charles Benz to be elected to the Company's Board of Directors.

                                   ARTICLE 13

                           STOCKHOLDER REPRESENTATIVES

         13.1 APPOINTMENT. Each Stockholder by executing this Agreement appoints each of the Stockholder Representatives as his, her or its agent and attorney-in-fact for the purposes set forth herein. Each Stockholder Representative, acting alone or together with the other Stockholder Representatives, shall have the full and exclusive power and authority to act in each Stockholder's name, place and stead with respect to all matters relating to this Agreement and the transactions contemplated hereby, including, without limitation:

                  (a) To modify, waive and amend, and execute and acknowledge and deliver to the Company such modifications, waivers and amendments, to any provision of the Agreement as such Stockholder Representative shall approve, the approval of such amendments, waivers and modifications by such Stockholder Representative and all of the terms and conditions thereof to be conclusively evidenced by the execution and delivery of such amendments, waivers and modifications by such Stockholder Representative.

                  (b) To complete, modify, amend, execute, acknowledge and deliver all instruments, documents, certificates and instructions as such Stockholder Representative deems necessary in order to effect the transactions contemplated by this Agreement.

                  (c) To retain legal counsel in connection with all matters and things set forth or necessary with respect to this Agreement and the Escrow Agreement.

                  (d) To ask, demand, sue for, levy, recover and receive all sums of money, debts, dues and other demands whatsoever which may be due, owing and payable to such Stockholder under the temps of this Agreement.

                  (e) To negotiate, defend and settle all claims asserted by, and to resolve all disputes with, the Company Indemnified Parties with respect to this Agreement and the transactions contemplated hereby, including, without limitation, those arising in connection with any claim for indemnification, and to pay such persons any amounts due with respect to such claims, and to settle any dispute or pay any judgment in favor of such the Company Indemnified Parties by releasing Exchange Shares held in Escrow to the Company.

                  (f) To receive all notices under this Agreement and the Escrow Agreement.

                  (g) To make any other decision or election or take any other action on behalf of such Stockholder relating to the subject matter of this Agreement and the Escrow Agreement and the transactions contemplated hereby and thereby.

         13.2 APPOINTMENT IRREVOCABLE. This appointment is coupled with an interest and is irrevocable until such time as all claims asserted by, and disputes with, the Company Indemnified Parties have been finally satisfied, waived or otherwise resolved, except that a successor or successors may be appointed pursuant to SECTION 13.4 hereof. Subject to the terms and conditions hereof, any and all action taken by either Stockholder Representative with respect to this Agreement shall be binding on each Stockholder.

         13.3 STOCKHOLDER REPRESENTATIVES HELD HARMLESS. Each Stockholder agrees to hold each Stockholder Representative free and harmless from any and all loss, cost, claim, expense, damage or liability which he may incur or sustain as a result of any action taken by him in good faith pursuant to his appointment as agent and attorney-in-fact under this Agreement.

         13.4 DURATION; SUCCESSION. The appointment of a Stockholder Representative hereunder shall be effective until the last date upon which all claims for indemnification under ARTICLE 11 hereof have been resolved or the time for bringing any such claims has expired; and all disputes involving the Company or any of the Stockholders regarding any of the matters subject to indemnity have been resolved; provided, however, that in the event of the death or incapacity of a Stockholder Representative, Steven Handel, shall succeed to the duties of the deceased or incapacitated Stockholder Representative hereunder, and shall act as attorney-in-fact and representative for the Stockholders as if he were appointed attorney-in-fact and representative hereunder on the date of such death or incapacity. In the event no named person shall be available to serve as Stockholder Representative, the estate of Charles Benz shall select such a person.

                                   ARTICLE 14

                               GENERAL PROVISIONS

         14.1 ENTIRE AGREEMENT; MODIFICATIONS; WAIVER. This Agreement and the agreements ancillary hereto, supersede any and all agreements heretofore made, written or oral, relating to the subject matter hereof including without limitation any draft letter of intent, and constitute the entire agreement of the parties relating to the subject matter hereof. This Agreement may be amended only by an instrument in writing signed by the Company on the one hand and the Surviving Corporation and a Stockholder Representative on the other hand. Inspection of documents or the receipt of information pursuant to this Agreement shall not constitute a waiver of any representation, warranty, covenant or condition hereunder. No waiver shall be binding unless executed in writing by the party making such waiver.

         14.2 SEVERABILITY. If any clause or provision of this Agreement shall be held invalid or unenforceable by the final determination of a court of competent jurisdiction, and all appeals therefrom shall have faded or the time for such appeals shall have expired, such clause or provision shall be deemed eliminated from this Agreement but the remaining provisions shall nevertheless be given full force and effect.

         14.3 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto, and their respective successors and assigns.

         14.4 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

         14.5 GOVERNING LAW. This Agreement shall be construed and interpreted in accordance with the internal substantive laws of the State of California.

         14.6 NOTICES. All notices required or desired to be given hereunder shall be given in writing and signed by the party so giving notice, and shall be effective when personally delivered, one business day after transmission if sent by facsimile and appropriate confirmation is received, or five (5) days after being deposited in the United States mail, as certified or registered mail, return receipt requested, first class postage and fees prepaid, addressed as set forth below. Any party from time to time may change such party's address for giving notice by giving notice thereof in the manner outlined above:

                  If to the Surviving Corporation or Newco:

                           Imaging Technology Corporation
                           428 Main Street
                           Hudson, Massachusetts  01749
                           Attention: Charles Benz
                           Facsimile: (978) 568-1321

                  If to the Company or Newco:

                           ImageWare Systems, Inc.
                           10883 Thornmint Road
                           San Diego, California 92127
                           Attention: S. James Miller, Jr.
                           Chairman and Chief Executive Officer
                           Facsimile: (858) 673-1770

                  With a copy to:

                           Luce, Forward, Hamilton and Scripps LLP
                           600 West Broadway, Suite 2600
                           San Diego, California 92102
                           Attention: Dennis J. Doucette, Esq.
                           Facsimile: (619) 232-8311


                  If to the Stockholder Representatives:

                           Charles Benz
                           Ronald Wilfert
                           c/o Imaging Technology Corporation
                           428 Main Street
                           Hudson, Massachusetts 01749
                           Facsimile: (978) 562-9011

         17.4 EXPENSES. None of the Surviving Corporation, the Stockholders, or the Company is or shall be obligated to any person for any finder's fee in connection with this Merger and, whether or not the acquisition is consummated, each of the Surviving Corporation and the Company shall pay their own expenses (including outside legal and accounting fees) incident to the negotiation, preparation of the definitive written agreement, filings and preparation of documents in connection with the issuance of shares, and any other documents in connection therewith and consummation of the acquisition.

         14.8 RECOVERY OF LITIGATION COSTS. In the event of any action or proceeding to enforce any term or provision of this Agreement, or for the breach thereof or to declare the rights of the parties with respect thereto, the prevailing party shall be entitled to receive, in addition to any other relief awarded to any party therein, all costs and expenses (including reasonable attorneys' fees) incurred by such prevailing party in such action or proceeding, as well as in any rehearing or appeal thereof, as well as in the collection or enforcement of any judgment or award therein. The prevailing party shall be determined by the tribunal in such action or proceeding and, if not so determined, shall be determined by the then presiding judge of the Superior Court, County of San Diego, State of California.

         14.9 CONFIDENTIALITY. From and after the date hereof, the Company, the Surviving Corporation and their affiliates, agents or representatives shall not disclose or communicate to any person, firm or corporation in any manner whatsoever any Confidential Information (as defined below) of the other, which the Company or the Surviving Corporation learns, discovers or otherwise acquires pursuant to this Agreement and the transactions contemplated hereunder; PROVIDED, HOWEVER, that the Company and the Surviving Corporation shall be permitted to make such disclosures or communications to their financial advisors, consultants, attorneys, accountants and lenders provided that such Confidential Information shall be accompanied by directions that such information is to remain confidential in accordance with the provisions contained herein. The term "Confidential Information," as used herein, means all information of a business or technical nature relative to the Company's and the Surviving Corporation's businesses currently being conducted by the Company and the Surviving Corporation. the Company's and the Surviving Corporation's obligations with respect to such Confidential Information shall be of no effect to the extent, and only to the extent (a) such Confidential Information is required to be disclosed by any law, rule or regulation or by any applicable judgment, order or decree of any court or governmental body having jurisdiction, (b) such information is now or hereafter becomes part of the public domain, to the extent it is not public as a result of breach of this Agreement, (c) such information is already in the possession of the Company or the Surviving Corporation at the time disclosure to the Company or the Surviving
Corporation occurs under this Agreement, so long as such prior possession was not knowingly acquired by the Company or the Surviving Corporation by misappropriation or other improper means or under a prior agreement of confidentiality, or (d) such information has come into the possession of the Company or the Surviving Corporation from a third party without breach of this Agreement, or without any breach by the third party of a confidentiality obligation to the Company or the Surviving Corporation, known to the other, or without misappropriation or other improper means on the part of the third party and made known to the Company or the Surviving Corporation. Previously entered confidentiality agreements between the parties will continue in full force and effect. In the event of termination of this Agreement pursuant to
ARTICLE 10, the Company and the Surviving Corporation will not use any such Confidential Information of another party and will promptly return to the other parties all documents, records and materials, including all copies thereof, that contain Confidential Information of that party.

         14.10 NO THIRD PARTIES BENEFITED. This Agreement is made and entered into for the sole protection and benefit of the parties hereto, their successors and assigns, and no other person or persons shall have any right or action under this Agreement.

         14.11 RECITALS, SCHEDULES AND EXHIBITS. The recitals, schedules and exhibits to this Agreement are incorporated herein and, by this reference, made a part hereof as if fully set forth at length herein.

         14.12 SECTION HEADINGS. The section headings used herein are inserted for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.







                     [SIGNATURE PAGE TO AGREEMENT OF MERGER

                 AND PLAN OF REORGANIZATION BEGINS ON NEXT PAGE]

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                  IMAGEWARE SYSTEMS, INC.


                                  By:
                                     -----------------------------------------
                                           Name:    S. James Miller, Jr.
                                           Title:   Chairman and
                                                    Chief Executive Officer

                                  IMAGING TECHNOLOGY CORPORATION


                                  By:
                                     -----------------------------------------
                                           Name:    Charles Benz
                                           Title:   Chairman and
                                                    Chief Executive Officer

                                  ITC ACQUISITION CORPORATION


                                  By:
                                     -----------------------------------------
                                  Name:    S. James Miller, Jr.
                                           Title:   Chairman and
                                                    Chief Executive Officer










       [SIGNATURE PAGE TO AGREEMENT OF MERGER AND PLAN OF REORGANIZATION]

                                  SHAREHOLDERS:


                                         ISI International

                                         By:
                                             -------------------------------

                                         Its:
                                             -------------------------------



                                         -----------------------------------
                                         Ronald Wilfert, an individual


                                         -----------------------------------
                                         Steven Y. Handel, an individual


                                         -----------------------------------
                                         Larry Loughrey, an individual


                                         -----------------------------------
                                         Gary Zucker, an individual


                                         -----------------------------------
                                         Tom Gilligan, an individual


                                         -----------------------------------
                                         Steven M. Burnett, an individual


                                         -----------------------------------
                                         Alan J. Nickerson, an individual

                                         -----------------------------------
                                         Robert Costello, an individual


       [SIGNATURE PAGE TO AGREEMENT OF MERGER AND PLAN OF REORGANIZATION]